Exhibit 99.3

JOHNSON & JOHNSON
SAVINGS PLAN
(As amended and restated effective January 1, 2008)

TABLE OF CONTENTS

ARTICLE 1 PREAMBLE		1
ARTICLE II DEFINITIONS		2
ARTICLE III CREDITING OF SERVICE		11
3.01	General	11
3.02	Nonduplication of Service Credit	12
ARTICLE IV PARTICIPATION		13
4.01	Eligibility for Participation	13
4.02	Commencement of Participation	13
4.03	Cessation of Ability to Make Contributions	14
4.04	Recommencement of Ability to Make Contributions	14
4.05	Automatic Participation	14
4.06	Provision of Information	14
ARTICLE V CONTRIBUTIONS		15
5.01	Pre-Tax, After-Tax Contributions and Roth Contributions	15
5.02	Catch-Up Contributions	16
5.03	Change in Contributions	17
5.04	Suspension and Recommencement of Contributions	17
5.05	Employer Matching Contributions	17
5.06	ESOP Employer Matching Allocations	18
5.07	Rollover Contribution	18
5.08	Return of Employer Contributions	20
5.09	All Contributions Held in Trust	20
5.10	Exclusive Benefit	20
ARTICLE VI LIMITATIONS AND CORRECTIONS		21
6.01	Definitions	21
6.02	Limit on Elective Deferrals	24
6.03	Nondiscrimination Rules	25
6.04	Correction of Excess Contributions and Excess Aggregate Contributions	26
6.05	Limitations on Annual Additions	28
6.06	Compliance with Applicable Limits	31
ARTICLE VII ACCOUNTS AND INVESTMENTS		32
7.01	Accounts	32
7.02	Investment of Accounts Generally	32

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7.03	Investment Funds	33
7.04	Investment Change or Fund Transfer or Reallocation	34
7.05	Investment Change	34
7.06	Fund Transfer or Reallocation	35
7.07	Dividends on ESOP Shares	35
7.08	Voting and Tendering of Employer Shares	36
7.09	Proceeds of Tendered Employer Shares	37
ARTICLE VIII LOANS TO PARTICIPANTS		39
8.01	General	39
8.02	Source of Funds	39
8.03	Repayment	39
8.04	Terms and Conditions of Loans	40
ARTICLE IX WITHDRAWALS		42
9.01	Non-Hardship In-Service Withdrawals	42
9.02	Hardship Withdrawals	43
9.03	Disability Withdrawals	46
9.04	Merged Subaccounts Subject to Spousal Consent Requirements	46
ARTICLE X PAYMENT OF BENEFITS		48
10.01	Eligibility for and Payment of Benefits Generally	48
10.02	Election of Benefit Payment or Commencement	48
10.03	Payment Medium	50
10.04	Form of Payment	50
10.05	Death Benefits	50
10.06	Direct Rollovers of Eligible Rollover Distributions	53
10.07	Distributions Pursuant to Qualified Domestic Relations Orders	55
ARTICLE XI DISTRIBUTION REQUIREMENTS AND LIMITATIONS		57
11.01	Latest Payment Date Without Member Consent	57
11.02	Latest Payment Dates With Member and Beneficiary Consent	57
11.03	Limit on Otherwise Permissible Distributions	61
ARTICLE XII ADMINISTRATION		62
12.01	General	62
12.02	Named Fiduciaries	62
12.03	The Pension and Benefits Committee	63
12.04	The Benefit Claims Committee	66
12.05	Investment of Plan Assets	67
12.06	Plan Expenses	68

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ARTICLE XIII CLAIMS PROCEDURE		69
13.01	Claims for Benefits	69
13.02	Denial of Claim	69
13.03	Appeal of a Denied Claim	69
ARTICLE XIV AMENDMENT AND TERMINATION		71
14.01	Right to Amend	71
14.02	Continuance of Plan Upon Acquisition of Johnson & Johnson	71
14.03	Merger or Consolidation	71
14.04	Termination of the Plan	71
ARTICLE XV MISCELLANEOUS		73
15.01	Associated Employers	73
15.02	Assignment and Alienation	73
15.03	Incapacity	73
15.04	Required Information	74
15.05	Inability to Locate Members	74
15.06	No Right to Employment	74
15.07	Withholding Taxes	75
15.08	Gender and Number	75
15.09	Headings	75
15.10	Severability	75
15.11	Governing Law	75
ARTICLE XVI SPECIAL PAYMENT PROVISIONS		76
16.01	Re-Employed Veterans’ Rights	76
16.02	Hurricane Katrina Provisions	76
ARTICLE XVII TOP-HEAVY PLAN PROVISIONS		77
17.01	Determination of Top-Heavy Status	77
17.02	Definitions Concerning Top-Heavy Status	77
17.03	Effect of Top-Heavy Status	78
17.04	Effect of Discontinuance of Top-Heavy Status	80
17.05	Intent of Article XVIII	80
EXHIBITS		81
A.	Salaried Coverage	81
B.	Hourly Coverage	84
C.	Individuals with Accounts Subject to Qualified Joint and Survivor Annuity Requirements	85
D.	Plan Mergers and Asset Transfers	87

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ARTICLE I
PREAMBLE
The Johnson & Johnson Savings Plan (the “Plan”) is hereby amended and restated effective January 1, 2008, except as required by applicable law or as otherwise provided herein. The right to a benefit, if any, under the Plan with respect to any Member who terminates employment with all Employers and Associated Employers for any reason shall be determined in accordance with the terms of the Plan as in effect on the date of the Member’s termination of employment, except to the extent otherwise specifically provided herein.
The Plan was originally adopted and established by Johnson & Johnson, effective as of June 1, 1982, for the purpose of providing retirement benefits to Johnson & Johnson’s eligible employees. The Plan was amended and restated several times thereafter prior to this restatement, most recently as of April 1, 2001.
This restatement of the Plan incorporates the various amendments to the Plan subsequent to April 1, 2001, and reflects changes in the laws governing the Plan, including the Economic Growth and Tax Relief Reconciliation Act of 2001, the final Treasury Regulations under Code sections 401(k) and (m) issued on December 29, 2004, the Pension Protection Act of 2006; final Treasury Regulations under Code Section 415 issued on April 4, 2007; and the Heroes Earnings Assistance and Relief Tax Act of 2008; and makes certain other design changes, including the addition of Roth contributions.
The Plan is a profit sharing plan and an employee stock ownership plan intended to qualify under both Code sections 401(a) and 4975(e)(7), respectively, as applicable. The ESOP component of the Plan is designed to invest primarily in Employer Shares. Effective August 29, 1990, certain employer matching contributions were made in Employer Shares pursuant to one or more Acquisition Loans. Effective March 31, 2005, all Acquisition Loans were fully repaid and all Employer Shares that were acquired through Acquisition Loans were allocated to Members’ Accounts. The Plan is intended to continue to qualify under Code Section 401(a) and to continue to meet the requirements of ERISA. The Trust maintained under the Plan is intended to continue to be exempt from tax under Code Section 501(a).
Special provisions addressing the merger of other plans into this Plan, and the transfer of assets from other plans to this Plan are found in Exhibit D.

ARTICLE II
DEFINITIONS
The following words and phrases, as used in the Plan, shall have the following meanings unless the context clearly indicates otherwise:

2.01	“Account” or “Accounts” means any and all of the bookkeeping accounts that are, or may be, established and maintained for a Member under the Plan including:

(a)	the After-Tax Contributions Account, including:

(i)	the Matched After-Tax Contributions Account, and

(ii)	the Voluntary After-Tax Contributions Account;

(b)	the Catch-Up Contributions Account

(c)	the Employer Matching Contributions Account;

(d)	the ESOP Employer Matching Allocations Account;

(e)	the Pre-Tax Contributions Account;

(f)	the Rollover Contributions Account, including:

(i)	the After-Tax Rollover Contributions Account,

(ii)	the Pre-Tax Rollover Contributions Account; and

(iii)	the Roth Rollover Contributions Account.

(g)	the Roth Contributions Account.

2.02	“Active Member” means a Member who has not experienced a Termination of Employment.

2.03
“After-Tax Contribution” means a contribution made to the Plan on an after-tax basis by a Member in accordance with Section 5.01(d). An After-Tax Contribution can be either a Matched After-Tax Contribution or a Voluntary After-Tax Contribution.

2.04
“After-Tax Contributions Account” means either or both of the Matched After-Tax Contributions Account and the Voluntary After-Tax Contributions Account maintained for a Member pursuant to Section 7.01 (accounts).

2.05
“After-Tax Rollover Contribution” means the portion of a rollover contribution attributable to After-Tax Contributions and related earnings made to the Plan by a Member in accordance with Section 5.07 (rollover contributions).

2.06	“After-Tax Rollover Contributions Account” means the separate After-Tax Rollover Contribution Account maintained for a Member pursuant to Section 7.01 (accounts).

2.07	“Annual Compensation Limit”

(a)
“Annual Compensation Limit” means the limitation on Base Salary and Compensation that may be taken into account under the Plan, in accordance with Code Section 401(a)(17) for a Plan Year. The Annual Compensation Limit shall be adjusted as of the first day of each Plan Year in accordance with Code Section 401(a)(17)(B).

(b)
For purposes of this definition, the Annual Compensation Limit in effect for a calendar year applies to any determination period beginning in the calendar year (not exceeding twelve (12) months) over which Base Salary or Compensation is determined. If a determination period consists of fewer than twelve (12) months, the Annual Compensation Limit is multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is twelve (12) to the extent required by applicable law.

2.08	“Applicable Valuation Date” means the Valuation Date as of which investments are liquidated for purposes of making distributions, withdrawals, loans or investment changes under the Plan.

2.09	“Associated Employer” means any member of the Controlled Group who is not an Employer.

2.10
“Associated Employment” means employment with an Associated Employer, or employment with an Employer as a common law employee but not while as an Employee. Periods of Associated Employment shall include periods of Service for an Employer or Associated Employer as a Leased Employee, to the extent required by Code Section 414(n)(4), except to the extent such Leased Employee is covered by a plan maintained by the leasing organization that meets the requirements of Code Section 414(n)(5)(B).

2.11	“Base Salary”

(a)	“Base Salary” means the Compensation used for purposes of Pre-Tax, After-Tax, and Roth Contributions.

(b)	Base Salary includes only the following types of compensation:

(i)	straight time pay for regular workweek/pay period,

(ii)	Pre-Tax and Roth Contributions under this Plan,

(iii)	salary reduction contributions made under a cafeteria plan pursuant to Code Section 125,

(iv)
for sales representatives and sales managers (i.e., persons who directly supervise field sales representatives and/or other sales managers), 50% of paid sales commissions which are directly related to product sales results (but excluding sales prizes, awards, bonuses not directly tied to sales, the value of trips or other prizes/awards, and other types of sales incentive compensation), and

(v)	with respect to amounts paid on or after January 1, 2009, any differential wage payments (as defined by Code Section 3401(h)).

(c)	No other types of compensation paid by an Employer to a Member are treated as Base Salary. Examples of types of compensation that are excluded include, but are not limited to:

(i)	the portion of a salesperson’s commissions not included in Base Salary as defined in (b) above and other specified forms of incentive compensation,

(ii)	incentive or piecework earnings,

(iii)	premiums for overtime, shift, Saturday and Sunday (6th and 7th workday) or holiday work,

(iv)	arbitrary bonuses,

(v)	the value of gifts,

(vi)	management incentive bonuses,

(vii)	certificates of extra compensation,

(viii)	any lump sum payment in lieu of a base wage or base salary, increase, and

(ix)	any other form of extraordinary compensation which is not specifically included.

(d)
For purposes of determining the amount of Base Salary, a Member shall be deemed to have received an amount he elected to defer at the time such amount otherwise would have been paid in the absence of any deferral arrangement. The amount of “Base Salary” that may be taken into account with respect to each Employee for any Plan Year shall not exceed the Annual Compensation Limit.

(e)
Base Salary does not include amounts that would otherwise be treated as Base Salary that are allocable to the last regular paycheck issued to a Member whose last day of employment was not the last day of the Member’s final payroll period, or that are paid after the last regular paycheck to a Member who has terminated employment.

2.12
“Beneficiary” shall mean any person or entity designated or deemed designated by a Member, in accordance with Section 10.05, to receive any benefits payable in the event of the Member's death. If no designation is in effect at the time of the death of the Member, or if no person or entity so designated survives the Member, “Beneficiary” shall mean, in the following order: the Member's Surviving Spouse, surviving children (in equal shares), surviving parents (in equal shares), surviving brothers and sisters (in equal shares), estate.

2.13	“Benefit Claims Committee” means the committee which has been designated to adjudicate appeals of benefit claims, as set forth in Section 13.03.

2.14	“Board” shall mean the Board of Directors of Johnson & Johnson or the Benefits Committee of the Board of Directors of Johnson & Johnson.

2.15	“Catch-Up Contributions” means a contribution made to the Plan by an Employer with respect to a Member pursuant to Section 5.02.

2.16	“Catch-Up Contributions Account” means the separate Catch-Up Contributions Account maintained for an eligible Member pursuant to Section 7.01.

2.17	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.18	“Compensation”

(a)
“Compensation” means the Member’s wages as defined in Code Section 3401(a), and all other payments of compensation by an Employer or an Associated Employer for which an Employer or an Associated Employer is required to furnish the Member a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, as increased by the Member’s Pre-Tax, Roth and Catch-Up Contributions under this Plan and the aggregate elective deferrals (as defined in Code Section 402(g)(3)) under any other plan maintained by an Employer or an Associated Employer, any amounts attributable to service with an Employer or an Associated Employer which are excludible under Code Section 125, and any amounts described in Code Section 132(f)(4). Notwithstanding the foregoing, if a Member who is on active military duty receives differential wage payments (as defined in Section 3401(h)(2) of the Code) from the Employer on or after January 1, 2009, such differential wage payments shall be treated as Compensation for purposes of the Plan to the extent required by Section 3401(h)(2) of the Code, provided that the Member’s Compensation as determined under Section 3401(h)(2) of the Code is greater than the Member’s Compensation as provided in the immediately preceding sentence with respect to such Member’s period of active military service.

(b)	The amount of Compensation that is taken into account with respect to any Member for any Plan Year shall not exceed the Annual Compensation Limit.

(c)
Effective January 1, 2008, Compensation shall include post-severance payments of amounts described above paid after severance from employment, but only to the extent that such amounts are permitted to be taken into account as compensation under Treasury Regulation Section 1.415(c)-2(e)(3).

2.19
“Controlled Group” any company that is a member of a controlled group of corporations (as defined in Code Section 414(b)) that also includes as a member Johnson & Johnson; any trade or business under common control (as defined in Code Section 414(c)) with Johnson & Johnson; any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Code Section 414(m)) that includes Johnson & Johnson; and any other entity required to be aggregated with Johnson & Johnson pursuant to Treasury regulations under Code Section 414(o).

2.20	“Designated Administrator” means the person or persons to whom the Pension and Benefits Committee has allocated responsibility to adjudicate initial benefit claims, as set forth in Section 13.02.

2.21	“Disabled” means determined to be eligible for benefits under a long-term disability plan of an Employer or an Associated Employer.

2.22
“Effective Date” means January 1, 2008; provided, however, that when a provision of the Plan states an Effective Date other than January 1, 2008, or a provision of the Plan or any of the plans described in Exhibit D which merged into this Plan is required to have an earlier or later effective date by applicable law or regulation, such stated or required effective date shall apply as to that provision, even if the required effective date precedes the date on which the plans described in Exhibit D merged into this Plan. In any case where a provision of the Plan has an Effective Date later than January 1, 2008, the language of the Plan as in effect immediately prior to this restatement shall continue to apply until such later Effective Date.

2.23
“Employee” means an employee of an Employer who is a regular full-time salaried employee, part-time salaried employee, regular full-time hourly employee, or a part-time hourly employee, as determined by an Employer’s personnel practices and policies, who is employed primarily in the United States in a location designated by the Pension and Benefits Committee in Exhibit A, or in any other location designated by the Pension and Benefits Committee. A U.S. citizen employed by a non-U.S. subsidiary of Johnson & Johnson will be considered a regular full time or a part-time Employee (whichever is applicable) of Johnson & Johnson if his employment is in a location designated by the Pension and Benefits Committee.

The term ““Employee” shall include an employee who is (i) an “international service employee,” (ii) a citizen of the United States or a “green card-holder,” and (iii) included on a United States payroll. The term “Employee” shall also include any employee of DePuy Orthopaedics, Inc. or Codman-Shurtleff Inc. who on June 30, 1999 was an employee of Johnson & Johnson Professional, Inc. or an individual who is a full-time employee of

McNeil-PPC, Inc., Lititz, Pa, and who is represented by the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers Internal Union.
The term “Employee” shall not include any employee who (i) is a Leased Employee, (ii) provides services to an Employer or Associated Employer through a temporary service or leasing agency which is not an Employer or Associated Employer, (iii) is an independent contractor; (iv) is paid through accounts payable and not from the payroll system of an Employer or an Associated Employer, (v) provides services pursuant to a written agreement which expressly recites that the service provider is not eligible for participation in the Plan, (vi) is included in a collective bargaining unit (unless designated by the Pension and Benefits Committee as an Employee or as otherwise provided in the Plan), or (vii) is an intern or cooperative employee, including any such individual who is or has been determined by a third party, including a government agency, to be an employee of an Employer for any purpose, including for purposes of any employee benefit plan of an Employer or for purposes of federal, state or local tax withholding, employment tax or employment law.

2.24	“Employer” means Johnson & Johnson and designated companies listed in Exhibits A and B and any company participating in the Plan as provided in Section 15.01.

2.25	“Employer Matching Contribution” means the matching contribution made to the Plan by an Employer pursuant to Section 5.05 (employer matching contributions).

2.26	“Employer Matching Contributions Account” means the separate Employer Matching Contributions Account maintained for a Member pursuant to Section 7.01 (accounts).

2.27
“Employer Shares” means shares of common stock of Johnson & Johnson, or shares of convertible preferred stock of Johnson & Johnson (including fractional shares) which qualify as an employer security under Code Section 409(l). Except as required by Code Section 409(h) and by Treasury Regulation sections 54.4975‑7(b)(9), (10), or as otherwise required or permitted by Code Section 409(l) or other applicable law, no Employer Shares that were acquired through an Acquisition Loan may be subject to a put, call or other option, or buy‑sell or similar arrangement while held by, and when distributed from, the Plan, whether or not the Plan is an employee stock ownership plan, within the meaning of Code Section 4975(e)(7) at that time.

2.28	“Employment Commencement Date” has the meaning provided to the term in Section 3.01.

2.29
“ESOP” means the portion of the Plan that has been designated as an “employee stock ownership plan” as defined under Code Section 4975(e)(7), and that is invested principally in Employer Shares. The ESOP, therefore, is that portion of the Plan’s assets invested in the Johnson & Johnson Common Stock Fund or the Johnson & Johnson Stock Contributions Fund.

2.30	“ESOP Employer Matching Allocation” means the Employer Shares that were allocated before April 1, 2005 as matching contributions to a Member’s ESOP Employer Matching Allocations Account.

2.31	“ESOP Employer Matching Allocations Account” means the separate ESOP Employer Matching Allocations Account maintained for a Member pursuant to Section 7.01 (accounts).

2.32	“ESOP Shares” means Employer Shares held in the ESOP.

2.33	“Hour of Service” has the meaning provided to the term in Section 3.01.

2.34	“Investment Fund” means each of the funds established by the Pension and Benefits Committee into which a Member may direct the investment of amounts credited to his Accounts.

2.35	“Johnson & Johnson Common Stock Fund” means an Investment Fund which invests primarily in shares of Johnson & Johnson common stock.

2.36
“Leased Employee” means any person (a) who performs services for an Employer or an Affiliated Employer (the “recipient”) (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the “leasing organization”), (b) who has performed such services on a substantially full-time basis for a period of at least one year, and (c) whose services are performed under primary direction or control by the recipient.

2.37
“Matched After-Tax Contribution” means a contribution made to the Plan by a Member on an after-tax basis pursuant to Section 5.01(d), with respect to which an Employer makes an Employer Matching Contribution.

2.38	“Matched After-Tax Contributions Account” means the separate Matched After-Tax Contributions Account maintained for a Member pursuant to Section 7.01 (accounts).

2.39	“Member” means an Employee who, in accordance with Article IV, has become a Member of the Plan and has not ceased to be a Member of the Plan.

2.40
“Pension and Benefits Committee” means the committee constituted to administer and supervise the Plan in accordance with Article XII. Prior to August, 2009, the Pension and Benefits Committee was known as the Pension Committee.

2.41	“Period of Service” has the meaning provided to the term in Section 3.01.

2.42	“Plan” means the Johnson & Johnson Savings Plan, as set forth herein, and as amended from time to time.

2.43	“Plan Year” means the calendar year.

2.44	“Pre-Tax Contribution” means the contribution made to the Plan on a pre-tax basis by an Employer with respect to a Member pursuant to Section 5.01.

2.45	“Pre-Tax Contributions Account” means the separate Pre-Tax Contributions Account maintained for a Member pursuant to Section 7.01 (accounts).

2.46	“Pre-Tax Rollover Contribution” means the portion of a Rollover Contribution attributable to pre-tax contributions and related earnings made to the Plan in accordance with Section 5.07.

2.47	“Pre-Tax Rollover Contributions Account” means the separate Pre-Tax Rollover Contributions account maintained for a Member (or Employee) pursuant to Section 7.01.

2.48
“Qualified Domestic Relations Order” means any judgment, decree or order which (i) relates to child support, alimony payments, or marital rights of a spouse, former spouse, child, or other dependent of a Member, (ii) is made pursuant to State domestic relations law, and (iii) satisfies all requirements of Code Section 414(p).

2.49
“Rollover Contribution” means any or all of the Pre-Tax Rollover Contributions, amounts rolled over from a designated Roth account (which shall be separately accounted for and held in a Roth Contributions Rollover Account), and the After-Tax Rollover Contributions made to the Plan by a Member or Employee in accordance with Section 5.07.

2.50
“Rollover Contributions Account” means any or all of the separate Pre-Tax Rollover Contributions Account, the After-Tax Rollover Contributions Account, and amounts rolled over from a designated Roth account maintained for a Member or an Employee pursuant to Section 7.01.

2.51	“Roth Contributions” means a Member’s contributions made in accordance with Section 402A of the Code and Section 5.01.

2.52	“Roth Contributions Account” means the separate account maintained for a Member’s Roth Contributions and earnings thereon in accordance with Section 7.01.

2.53
“Roth Contributions Rollover Account” means amounts transferred from a designated Roth account (as defined in Section 402A of the Code) and earnings thereon maintained for a Member pursuant to Section 5.07

2.54	“Service” means employment that is credited under the Plan in accordance with the rules set forth in Article III.

2.55	“Severance from Service Date” has the meaning provided to the term in Section 3.01.

2.56
“Spouse” and “Surviving Spouse” mean the person, if any, to whom a Member is legally married under the laws of the state in which the Member resides, and who qualifies as a “spouse” within the meaning of 1 U.S.C. § 7; provided that an individual who was formerly a Member’s Spouse will be treated as a Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order.

2.57	“Termination of Employment” means termination of employment from all Employers and Associated Employers.

2.58
“Trust” means the trust maintained under the Trust Agreement. More than one trust may be established under the Plan, and the term “Trust” shall refer to a single trust or to any or all of such trusts as appropriate.

2.59	“Trust Agreement” means the agreement between the Pension and Benefits Committee and the Trustee establishing the Trust, as amended from time to time, the terms of which are incorporated herein.

2.60	“Trust Fund” means the fund established under the Trust Agreement, together with all contributions thereto, and income, profits, or increments thereon.

2.61	“Trustee” means the trustee under the Trust Agreement.

2.62	“Unit” means the unit of measure by which is expressed each Member’s proportionate interest in the underlying assets of each Investment Fund.

2.63	“Valuation Date” means each day the New York Stock Exchange is open for trading.

2.64	“Voluntary After-Tax Contribution” means an After-Tax Contribution that is not eligible for an Employer Matching Contribution made to the Plan by a Member pursuant to Section 5.01(d).

2.65	“Voluntary After-Tax Contributions Account” means the separate Voluntary After-Tax Contributions Account maintained for a Member pursuant to Section 7.01 (accounts).

ARTICLE III
CREDITING OF SERVICE

3.01	General

(a)	General. Service shall be credited under the elapsed-time method in accordance with the provisions of this Section 3.01.

(b)	Employment Commencement Date. Employment Commencement Date means the date on which an employee first completes an Hour of Service for an Employer or an Associated Employer.

(c)
Hour of Service. An Hour of Service means an hour for which an employee is paid, or entitled to payment, by an Employer and/or an Associated Employer for the performance of duties for an Employer and/or an Associated Employer.

(d)
Period of Service. The Period of Service is used to determine an employee’s (including, effective January 1, 1984, a Leased Employee, except to the extent otherwise provided in regulations prescribed by the Secretary of the Treasury) eligibility to participate in the Plan. The Period of Service shall be calculated in accordance with the following rules:

(i)	A Period of Service begins on the employee’s Employment Commencement Date and ends on the employee’s Severance from Service Date (as defined in (e) below).

(ii)
In determining an employee’s full years in the Period of Service,
12 months of Service shall constitute a one-year Period of Service, partial months shall be aggregated to produce full months, and 30 days shall constitute one month.

(iii)	An employee’s Period of Service shall include any period of an Approved Absence in accordance with the following rules:

(A)
An “Approved Absence” means any authorized leave of absence approved by an Employer or an Associated Employer; provided the employee returns to work immediately following such Approved Absence. Approved Absences include:

(1)	short term disability due to occupational or non-occupational sickness or accident and disability as defined in an Employer's or Associated Employer’s long term disability income plan;

(2)	personal leave or vacation;

(3)
periods of military service under conditions entitling the employee to re-employment rights, provided that the employee left an Employer or Associated Employer directly and returns directly to employment with an Employer or an Associated Employer within the period prescribed by law.

(4)	any period of unpaid family or medical leave; provided that the employee returns to employment with an Employer or an Associated Employer at the expiration of the leave;

(5)	a period during which the employee is laid off from work with recall rights (a “layoff”), not to exceed a one-year period measured from the date of layoff to the date of recall.

(B)
The Period of Service of an employee who fails to return to employment with an Employer or Associated Employer shall end, as of the first anniversary of the employee’s first date of absence for the Approved Absence, unless the Period of Service ends earlier by reason of the employee’s retirement, discharge, resignation, or death.

(C)
If an employee’s employment is terminated and he is later reemployed within 12 months, the period between his Severance from Service Date and the date of his reemployment shall be included in his Period of Service.

(e)
Severance From Service Date. The Severance From Service Date means the earlier of the date an employee resigns, retires, is discharged, or dies, or the first anniversary of the date an employee is absent from Service for any other reason, except as otherwise provided in Section 3.01(d)(iii) with respect to Approved Absences, suspensions, layoffs, and approved medical leave, and is used in calculating an employee's Period of Severance.

3.02	Nonduplication of Service Credit
In determining an employee’s Service under the Plan, any Plan Year or other period shall be taken into account once and only once. In no event shall an employee be entitled to duplicate credit with respect to the same period of Service.

ARTICLE IV
PARTICIPATION

4.01	Eligibility for Participation

(a)
Pre-Tax and After-Tax Contributions. An Employee shall be eligible to participate in the Plan with respect to Pre-Tax, Roth, and After-Tax Contributions on the date on which the Employee first performs an Hour of Service as an Employee.

(b)
Employer Matching Contributions. An Employee shall be eligible for Employer Matching Contributions on the day following the day as of which the Employee has completed a one-year Period of Service in accordance with Article III, provided he is an Employee on that date; provided, however, that with respect to any Employee of Johnson & Johnson who became an Employee pursuant to the acquisition described in the Stock and Asset Purchase Agreement dated as of June 25, 2006 between Pfizer, Inc. and Johnson & Johnson shall be eligible for Employer Matching Contributions on the day he or she becomes an Employee.

4.02	Commencement of Participation

(a)
Election to Participate. Subject to the provisions of Section 4.05, participation in the Plan shall be voluntary. An Employee who is eligible to participate in the Plan and who wishes to become a Member shall make an election to participate in such form and manner and at such time as the Pension and Benefits Committee shall require. The election shall include the designation of a Beneficiary in accordance with the provisions of Section 10.05, the selection of one or more Investment Funds in which to invest contributions to his Account in accordance with Article VII, and the agreement that the Member shall be bound by all terms of the Plan. In making an election to participate in the Plan, the Employee authorizes the reduction of his Base Salary by an amount equal to the Pre-Tax or Roth Contributions to be made on his behalf and/or the deduction from his Base Salary of an amount equal to the After-Tax Contributions to be made in accordance with Section 5.01.

(b)
Commencement of Participation. An Employee who has satisfied the eligibility requirements set forth in Section 4.01 and who has provided the information required in subsection (a), above, shall become a Member of the Plan and commence participation as of the first day of a full pay period that follows, as soon thereafter as practicable, the receipt by the Pension and Benefits Committee of a valid election containing all required information. The participation of any Member shall be only with respect to Base Salary not currently available to the Member as of the day the Member’s participation commences.

(c)	Duration of Membership. A Member shall continue to be a Member until the Member no longer has any amounts credited to his Account under the Plan.

4.03	Cessation of Ability to Make Contributions

(a)
General. An Employee who has become a Member in the Plan shall stop being eligible to have Pre-Tax Contributions, Roth Contributions, or Catch-Up Contributions made on his behalf, or to make After-Tax Contributions, under the Plan on the date on which he ceases to be an Employee, except with respect to Base Pay earned on or before that date.

(b)
Disability. Any Member who is determined to be Disabled shall not be eligible to have Pre-Tax Contributions, Roth Contributions or Catch-Up Contributions made on his behalf, or to make After-Tax Contributions, under the Plan following the dates as of which he is determined to be Disabled.

4.04	Recommencement of Ability to Make Contributions
A Member who has ceased being eligible to have Pre-Tax Contributions and Roth Contributions made on his behalf, or to make After-Tax Contributions, under the Plan in accordance with Section 4.03 again becomes eligible to have made, or to make, such Pre-Tax Contributions, Roth Contributions and/or After-Tax Contributions on the date as of which he again becomes an Employee, and may recommence participation in accordance with Section 4.02.

4.05	Automatic Participation
If an Employee fails to make an initial salary reduction election (including an affirmative election to not participate in the Plan) within thirty (30) days after becoming an Employee, such Employee shall be deemed to have elected, effective as of the first day of the first pay period beginning at least thirty (30) days after becoming an Employee, to make a Pre-Tax Contribution of three percent (3%) of the Employee’s Base Salary. Such deemed salary reduction election shall remain in effect until changed by the Member in accordance with Section 5.03. Any Pre-Tax Contributions made pursuant to this Section 4.05 shall initially be invested in the Balanced Fund, subject to the Member’s right to change the investment allocation to another Fund pursuant to Article VII.

4.06	Provision of Information
As a condition of participating in the Plan or receiving benefits therefrom, every Employee, Member, Beneficiary or Spouse shall complete and execute such forms as the Pension and Benefits Committee may prescribe, and shall furnish such other information as the Pension and Benefits Committee deems necessary or desirable, in such form and manner and at such time as the Pension and Benefits Committee shall require.

ARTICLE V
CONTRIBUTIONS

5.01	Pre-Tax, After-Tax Contributions and Roth Contributions

(a)
General. Subject to the limitations imposed under Article VI, a Member may elect to have made on his behalf, or to make, as applicable, Pre-Tax Contributions, After-Tax Contributions, or, effective January 1, 2008, Roth Contributions, or a combination of all three, to the Plan in an amount equal to at least three percent (3%) and not more than fifty percent (50%) (or any greater or lesser percentage as the Pension and Benefits Committee may establish in its discretion). Such contributions shall be made in multiples of one percent (1%) of Base Salary unless the Pension and Benefits Committee, in its discretion, provides otherwise.

(b)	Pre-Tax Contributions.

(i)
To make a Pre-Tax Contribution, a Member elects to have his Base Salary reduced by a specified percentage, to have the Employer make a Pre-Tax Contribution in the amount of the reduction on his behalf, and to have the amount allocated to his Account.

(ii)	Pre-Tax Contributions are allocated to the Member’s Pre-Tax Contribution Account.

(c)	Roth Contributions.

(i)
Effective January 1, 2008, to make a Roth Contribution, a Member elects to have his Base Salary reduced by a specified percentage, to have the Employer make a Roth Contribution in the amount of the reduction on his behalf, and to have the amount allocated to his Account.

(ii)	Roth Contributions are allocated to the Member’s Roth Contribution Account.

(d)	After-Tax Contributions.

(i)	To make an After-Tax Contribution, the Member authorizes a deduction from his Base Salary of a specified percentage and elects to have the amount allocated to his Account.

(ii)
After-Tax Contributions that are eligible for Employer Matching Contributions are Matched After-Tax Contributions and are allocated to the Member’s Matched After-Tax Contribution Account. After-Tax Contributions that are not eligible for Employer Matching Contributions are Voluntary After-Tax Contributions and are allocated to the Member’s Voluntary After-Tax Contribution Account.

(e)	Default Treatment of Contributions.

(i)
In the case of a Member whose Pre-Tax Contributions and Roth Contributions reach the limit under Code Section 402(g) (described in Section 6.02) before the end of the calendar year, then unless otherwise elected by such Member, such Member shall be deemed to have elected to make After-Tax Contributions for the remainder of such calendar year at the same rate as the sum of the rates of the Pre-Tax Contributions, Roth Contributions, and After-Tax Contributions that Member had been making before reaching the Code Section 402(g) limit; and then shall be deemed to have elected to make Pre-Tax Contributions, Roth Contributions, and After-Tax Contributions at such rates as of the beginning of the next calendar year.

(ii)
Except as provided in Section 4.05 with respect to automatic participation, contributions by a Member that are not designated as Pre-Tax Contributions or Roth Contributions shall be treated as After-Tax Contributions.

5.02	Catch-Up Contributions

(a)
A Member who shall have attained or will attain age 50 before the close of the Plan Year and who elected to have made on his behalf, or to make, as applicable, Pre-Tax Contributions, After-Tax Contributions, or, effective January 1, 2008, Roth Contributions, or a combination of all three, to the Plan in an amount equal to at least six percent (6%) of the Member’s Base Salary shall be eligible to elect to make additional Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v). Eligible Members shall elect to make Catch-Up Contributions in accordance with Section 4.02.

(b)	Catch-Up Contributions are not eligible for Employer Matching Contributions.

(c)
The determination of whether a contribution constitutes a Catch-Up Contribution for any Plan Year shall be made as of the end of such Plan Year, in accordance with Code Section 414(v). Contributions intended to be Catch-Up Contributions for a Plan Year but that do not qualify as Catch-Up Contributions as of the end of the Plan Year shall be treated for all purposes under the Plan as Pre-Tax Contributions, unless the Member elected to have such contributions treated as Roth Contributions.

(d)	Unless a Member elects to make Catch-Up Contributions, no contributions made by the Member or on the Member’s behalf shall be recharacterized as Catch-Up Contributions.

5.03	Change in Contributions

(a)
Change in Elections. Subject to Section 5.01, and with respect to future Pre-Tax Contributions, Roth Contributions, or After-Tax Contributions to be made on a Member’s behalf or by a Member, an Employee who has become a Member by making an election pursuant to Section 4.02, or being deemed to have made an election pursuant to Section 4.05, may change the designation of future contributions as Pre-Tax Contributions, Roth Contributions or After-Tax Contributions, the percentage of future Pre-Tax Contributions, Roth Contributions or After-Tax Contributions, or both, by notice to the Pension and Benefits Committee in such form and manner and at such time as the Pension and Benefits Committee shall require. The change will be effective as soon as practicable after the receipt by the Pension and Benefits Committee of the valid notice containing all required information, and shall be effective only with respect to future full payroll periods.

(b)
Change in Base Salary. In the event of a change in the Member’s Base Salary, the percentage of Pre-Tax Contributions, Roth Contributions and After-Tax Contributions then in effect shall be applied against such changed Base Salary as of the date of the change in the Member’s Base Salary.

5.04	Suspension and Recommencement of Contributions

(a)
Suspension. A Member may suspend the Pre-Tax Contributions, Roth Contributions and After-Tax Contributions that he has elected to be made to the Plan at any time by notice to the Pension and Benefits Committee in such form and manner and at such time as the Pension and Benefits Committee shall require. The change will be effective as soon as practicable after the receipt by the Pension and Benefits Committee of a valid notice containing all required information, and shall be effective only with respect to future full payroll periods.

(b)
Recommencement. A Member who has suspended Pre-Tax Contributions, Roth or After-Tax Contributions in accordance with subsection (a), above, may, by notice to the Pension and Benefits Committee in such form and manner and at such time as the Pension and Benefits Committee shall require, cause such contributions to be resumed, in accordance with Section 5.01. The change will be effective as soon as practicable after the receipt by the Pension and Benefits Committee of a valid notice containing all required information, and shall be effective only with respect to future full payroll periods.

5.05	Employer Matching Contributions

(a)
Matching Contributions Conditioned on Deductibility. A contribution made under this Section 5.05 shall be known as an “Employer Matching Contribution” and shall be made on the condition that such contribution is deductible under Code Section 404 for the year with respect to which the contribution is made. A Member’s Employer Matching Contribution shall be fully vested and non-forfeitable.

(b)
Eligibility for Matching Contributions. A Member’s Employer shall have no obligation to make an Employer Matching Contribution on behalf of a Member, nor shall the Member be eligible to receive such contribution, until the Member has completed a one-year Period of Service in accordance with Article III. Employer Matching Contributions shall only be made with respect to Periods of Service during which the Member is employed as an Employee.

(c)
Amount of Matching Contribution. Subject to the limitations imposed by Article VI, the Employer of each Member eligible for an Employer Matching Contribution shall contribute to the Plan an amount equal to 75 percent (75%) (or any greater or lesser percentage as the Pension and Benefits Committee may establish in its discretion) of that portion of the combined Pre-Tax Contributions, Roth Contributions and After-Tax Contributions made on behalf of the Member that does not exceed six percent (6%) of the Member’s Base Salary.

(d)	Catch-Up Contributions Not Matched. Employer Matching Contributions shall not be made with respect to any Catch-Up Contributions under Section 5.02.

(e)
Frequency of Matching Contribution. A Member who has satisfied the eligibility requirements of Section 5.05(b) shall begin to receive Employer Matching Contributions in accordance with this Section 5.05 as of the last Valuation Date of the first full payroll period that contains the date on which the Member satisfied the eligibility requirements. Employer Matching Contributions shall be allocated to the Member’s Employer Matching Contributions Account on a payroll-period basis, as of the last Valuation Date in the payroll period.

(f)
Employer Contributions. The Employer Matching Contribution for any Plan Year shall be made as soon as practicable after each payroll period, but in no event later than the end of the period (including extensions) for filing the Employer’s tax return for the applicable Plan Year.

5.06	ESOP Employer Matching Allocations
Prior to March 31, 2005, a portion of the Employer Matching Contribution was satisfied by allocations of Employer Shares. These allocations were allocated to the Member’s ESOP Employer Matching Allocations Account.

5.07	Rollover Contribution

(a)	General.

(i)
Notwithstanding the limitations set forth in Sections 5.01 and 5.02 and in Article VI, and subject to the approval of the Pension and Benefits Committee, a Member (or Employee) may request to make a transfer to the

Plan of an amount distributed from a “qualified trust” (within the meaning of Code Section 402(c)(8)(A)) or from an annuity plan (within the meaning of code Section 403(a)); provided that such amount constitutes either an “eligible rollover distribution” (within the meaning of Code Section 402(c)(4)), or, with respect to an amount originally distributed from a qualified trust into an IRA, a “rollover contribution” (within the meaning of Code Section 408(d)(3)(A)(ii)); and provided further that such amount represents the Member's benefit from the plan of an employer that is not an Employer or an Associated Employer. Subject to subsection (ii) below, a Member's (or Employee’s) request may include a request to transfer after-tax contributions or distributions from a designated Roth account (as defined in Code Section 402A) and amounts attributable thereto to the Plan, and the Plan will separately account for such amounts. Property other than cash may not be transferred.

(ii)
Transfer of an amount that is an eligible rollover distribution may be accomplished by a direct trustee-to-trustee transfer within the meaning of Code Section 401(a)(31) or by contribution by the Member (or Employee) under Code Section 402(c); provided that to the extent an eligible rollover distribution includes employee after-tax contributions or distributions from a designated Roth account that are includable in gross income and amounts attributable to such contribution, the transfer may be accomplished only by a direct trustee-to-trustee transfer.

(iii)
A Member (or Employee) who receives amounts described in paragraph (i), above, in his capacity as a surviving spouse, or in his capacity as a former spouse by reason of a Qualified Domestic Relations Order, also may request to transfer such amounts into the Plan to the extent the amounts would have been eligible for transfer had they been directly received by the Member (or Employee) as a participant in the other plan rather than as a surviving spouse or former spouse.

(b)
Pension and Benefits Committee Approval. The request to make a transfer under Section 5.07(a) shall be in such form and manner and at such time as the Pension and Benefits Committee shall require. In addition, the Pension and Benefits Committee may require a Member (or Employee) seeking to make a such a transfer to furnish such information with respect to such contribution (including, without limitation, opinions of law, proof of the qualified status of the predecessor plan, proof that the transfer will not jeopardize the qualified status of the Plan under Code Section 401(a), and proof of the timeliness of the transfer) as the Pension and Benefits Committee, in its discretion, deems necessary for the proper administration of the Plan.

(c)
Treatment of Transferred Amount. If accepted, an amount transferred pursuant to this Section 5.07 shall be credited to the Member’s Rollover Contribution Account (or to a Rollover Contribution Account established on behalf of the Employee), shall be allocated among the Pre-Tax Rollover Contribution Account, the After-Tax Rollover Contribution Account and/or the Roth Contributions Rollover Account, as applicable, and shall be invested, administered and distributed pursuant to the terms of the Plan. All references to Members in this Section 5.07 and Articles VII, VIII, IX, X, XI, XIV and XV shall be deemed to refer also to any Employee who is not a Member and who has made a transfer pursuant to this Section 5.07.

5.08	Return of Employer Contributions
Except as provided in Section 6.05, in the event that any Employer contribution to the Plan was made (a) because, or on the basis of, a mistake of fact, or (b) on the condition that it was deductible under Code Section 404 and such deduction is disallowed or is deemed disallowed, the contribution shall be refunded to the Employer making such contribution; provided that in the case of a contribution described in (a), the refund may be made only within one year after the contribution was made; and that in the case of a contribution described in (b), the refund may be made only within one year after the disallowance or deemed disallowance of the deduction and may be made only to the extent that the deduction was disallowed. Earnings attributable to any such contribution may not be withdrawn, but losses attributable thereto shall reduce the amount to be refunded.

5.09	All Contributions Held in Trust
All the funds of the Plan shall be held by the Trustee appointed from time to time by the Pension and Benefits Committee or its delegate under a trust agreement. Neither an Employer, an Associated Employer nor the Pension and Benefits Committee shall have any liability for the payment of benefits under the Plan nor for the administration of the funds paid over to the Trustee.

5.10	Exclusive Benefit
Except as provided in Section 5.08, the assets of the Trust Fund shall not inure to the benefit of an Employer and shall be held for the exclusive purposes of providing benefits to Members, their Beneficiaries, and any other person entitled to a benefit under the Plan, and defraying the reasonable expenses of administering the Plan in accordance with Section 12.06 (plan expenses).

ARTICLE VI
LIMITATIONS AND CORRECTIONS

6.01	Definitions

(a)	Definitions. For purposes of this Article VI, the following definitions shall apply:

(i)	“Actual Contribution Percentage.”

(A)
The Actual Contribution Percentage for a specified group of Members for a Plan Year shall be the average, expressed as a percentage (calculated to the nearest hundredth of a percentage point), of the sums of the ratios (calculated separately for each Member in such group) of

(1)	the amount of Employer Matching Contributions and After-Tax Contributions for such Members for such Plan Year, to

(2)	such Member's Compensation for such Plan Year.

(B)	For purposes of calculating the Actual Contribution Percentage for a Plan Year:

(1)
Employer Matching Contributions and After-Tax Contributions shall be taken into account only if they are allocated to the Member's Employer Matching Contributions Account and After-Tax Contributions Account, respectively, as of a date within the Plan Year, are paid to the Trust within twelve (12) months after the end of the Plan Year, and, in the case of Employer Matching Contributions, are made on account of the Member's Pre-Tax, Roth, or After-Tax Contributions for the Plan Year. Pre-Tax Contributions and Roth Contributions that are recharacterized as After-Tax Contributions shall be included as After-Tax Contributions for purposes of this subsection.

(2)
The ratio calculated for a Member who is a Highly Compensated Employee who also is eligible to participate in one or more other plans providing for after-tax employee contributions or matching contributions (within the meaning of Code Section 401(m)) that are maintained by an Employer or an Associated Employer shall be determined as if all of these contributions are made under a single plan, except as otherwise provided in regulations under Code Section 401(m).

(ii)	“Actual Deferral Percentage.”

(A)
The Actual Deferral Percentage for a specified group of Members for a Plan Year shall be the average, expressed as a percentage (calculated to the nearest hundredth of a percentage point), of the sums of the ratios (calculated separately for each Member in such group) of

(1)	the Pre-Tax Contributions and Roth Contributions, if any, made with respect to such Member to the Trust, pursuant to Sections 5.01(b) and (c) of the Plan, for such Plan Year, to

(2)	such Member's Compensation for such Plan Year.

(B)	For purposes of calculating the Actual Deferral Percentage for a Plan Year:

(1)
Pre-Tax Contributions and Roth Contributions shall be taken into account only if they are allocated to the Member's Pre-Tax Contributions Account or Roth Contributions Account as of a date within the Plan Year and are paid to the Trust within twelve (12) months after the end of the Plan Year.

(2)
The ratio calculated for a Member who is a Highly Compensated Employee who also is eligible for elective deferral contributions under one or more other plans described in Code Section 401(k) that are maintained by an Employer or an Associated Employer shall be determined as if all of these contributions are made under a single plan, except as otherwise provided in regulations under Code Section 401(k).

(3)	Pre-Tax Contributions or Roth Contributions shall not be taken into account to the extent the contributions are treated as Catch-Up Contributions under Section 5.02 and Code Section 414(v).

(iii)	“Determination Year.” Determination Year shall mean the Plan Year for which the determination of who is a Highly Compensated Employee is being made.

(iv)
“Elective Deferrals.” Elective Deferrals shall mean the sum of (A) a Member's Pre-Tax Contributions and Roth Contributions under the Plan, and (B) all employer contributions made on behalf of such Member pursuant to an election to defer under any other qualified cash or deferred arrangement (“CODA”) described in Code Section 401(k), any salary reduction simplified employee pension described in Code Section 408(k)(6), any SIMPLE IRA plan described in Code Section 408(p) and any plan described under Code Section 501(c)(18), and any employer contributions made on behalf of the Member for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement, that are not includible in the Employee's gross income at the time deferred. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

(v)	“Excess Aggregate Contributions.” Excess Aggregate Contributions shall mean, with respect to any Plan Year, the excess of

(A)
the aggregate amount of Employer Matching Contributions and After-Tax Contributions actually contributed to the Trust on behalf of Members who are Highly Compensated Employees for such Plan Year (including Elective Deferrals that have been recharacterized as After-Tax Contributions pursuant to Section 6.04(a)(ii)), over

(B)
the maximum amount of Employer Matching Contributions and After-Tax Contributions permitted under the limitations described in Section 6.03(b)(i) and (ii). The determination of Excess Aggregate Contributions shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

(vi)	“Excess Contributions.” Excess Contributions shall mean, with respect to any Plan Year, the excess of

(A)	the aggregate amount of Pre-Tax Contributions and Roth Contributions actually contributed to the Trust on behalf of Members who are Highly Compensated Employees for such Plan Year, over

(B)	the maximum amount of Pre-Tax Contributions and Roth Contributions permitted under the limitations described in Section 6.03(a)(i) and (ii).

(vii)	“Excess Elective Deferrals.” Excess Elective Deferrals shall mean those Elective Deferrals of a Member that exceed the limit imposed by Code Section 402(g).

(viii)	“Highly Compensated Employee.” Highly Compensated Employee, with respect to a Plan Year, shall mean any employee who is one (1) of the following:

(A)	A five percent (5%) owner (as determined in accordance with Code Section 416(i)) of an Employer or an Associated Employer at any time during the Determination Year or the Look-Back Year; or

(B)
An employee who, for the Look-Back Year, had Compensation in excess of $105,000 (as adjusted from time to time pursuant to Code Section 414(q)), and who was in the group consisting of the top twenty percent (20%) of the employees of the Employers and the Associated Employers, when ranked on the basis of Compensation paid during such Plan Year.

All determinations as to whether an individual is or is not a Highly Compensated Employee shall be resolved by reference to Code Section 414(q) and all applicable guidance issued by the Treasury Department and the Internal Revenue Service thereunder.

(ix)	“Look-Back Year.” Look-Back Year shall mean the twelve (12)-month period immediately preceding the Determination Year.

(x)	“Non-Highly Compensated Employee.” Non-Highly Compensated Employee, with respect to a Plan Year, shall mean any employee who is not a Highly Compensated Employee with respect to such Plan Year.

(b)
Aggregation of Plans. For purposes of subsections (a)(i) and (ii), above, if any other plans are permissively aggregated with this Plan for purposes of Code sections 401(a)(4) and 410(b), the Actual Deferral Percentage and Actual Contribution Percentage shall be determined by considering all applicable contributions made under such other plans, in addition to applicable contributions made under this Plan.

6.02	Limit on Elective Deferrals

(a)
Limit. For any Plan Year, the aggregate elective deferrals (as defined in Code Section 402(g)(3), including Roth Contributions) made on behalf of each Member under the Plan and the aggregate elective deferrals (as defined in Code Section 402(g)(3)) (including Roth contributions) made on behalf of each Member under all other plans, contracts, and arrangements of an Employer shall not exceed the limit imposed by Code Section 402(g)($15,500 for 2008, as adjusted for increases in the cost of living pursuant to Code Section 402(g)).

(b)
Excess Elective Deferrals. If a Member’s aggregate elective deferrals with respect to a Plan Year exceed the limit imposed by Code Section 402(g) and the Member elects not to treat such excess elective deferrals as an After-Tax Contribution under Section 5.01(e) of the Plan, the following rules shall apply to such Excess Elective Deferrals:

(i)
Not later than the first March 1 following the close of the Plan Year, the Member may allocate to the Plan all or any portion of the Member’s Excess Elective Deferrals for the Plan Year (provided that the amount of the Excess Elective Deferrals allocated to the Plan shall not exceed the amount of the Member’s Pre-Tax and Roth Contributions to the Plan for the Plan Year that have not been withdrawn or distributed) and may notify the Pension and Benefits Committee, in such form and manner and at such time as the Pension and Benefits Committee shall require, of the amount allocated to the Plan;

(ii)
As soon as practicable, but in no event later than the first April 15 following the close of the Plan Year, the Plan shall distribute to the Member the amount allocated pursuant to paragraph (i) (plus or minus any earnings or losses attributable to such amount). A Member who has made both Pre-Tax Contributions and Roth Contributions for the applicable Plan Year may designate, if permitted by the Pension and Benefits Committee, whether such Excess Elective Deferrals shall be attributed first to his Pre-Tax Contributions or his Roth Contributions. In the absence of such an election, the Excess Elective Deferrals shall be attributed first to his Pre-Tax Contributions. Earnings on Excess Elective Deferrals earned after the end of the Plan Year for which such Excess Elective Deferrals were made and the date of the corrective distribution is made shall not be included in the corrective distribution.

(iii)
In the absence of such notice, the amount of such Excess Elective Deferral attributable to Pre-Tax and Roth Contributions to the Plan shall be subject to all limitations on withdrawals and distribution in the Plan.

(iv)
If after the distribution of such Excess Elective Deferrals, the rate of Employer Matching Contributions discriminates in favor of Highly Compensated Employees, the Matching Employer Contributions attributable to such Excess Elective Deferrals shall be forfeited so that the rate of Employer Matching Contributions is non‑discriminatory. Any such forfeiture shall occur no later than the end of the Plan Year following the Plan Year in which such amounts were allocated and shall be applied in such year to reduce the Employer Matching Contributions which otherwise would be made for such Plan Year.

6.03	Nondiscrimination Rules

(a)
Actual Deferral Percentage Test. Except as otherwise provided in subsection (c), below, the requirements of Code Section 401(k)(3) shall be deemed satisfied with respect to a Plan Year if the following tests are met:

(i)	The Actual Deferral Percentage for the Members who are Highly Compensated Employees, as a group, for the Plan Year, is not more than the Actual Deferral Percentage for the Members who are Non-Highly

Compensated Employees, as a group, for the Plan Year, multiplied by 1.25; or

(ii)
The excess of the Actual Deferral Percentage for the Members who are Highly Compensated Employees, as a group, for the Plan Year over the Actual Deferral Percentage for the Members who are Non-Highly Compensated Employees, as a group, for the Plan Year, is not more than 2 percentage points, and the Actual Deferral Percentage for the Members who are Highly Compensated Employees, as a group, for the Plan Year is not more than the Actual Deferral Percentage for the Members who are Non-Highly Compensated Employees, as a group, for the Plan Year, multiplied by 2.0.

(b)
Actual Contribution Percentage Test. Except as otherwise provided in subsection (c), below, the requirements of Code Section 401(m)(2) shall be deemed satisfied for a Plan Year if the following tests are met:

(i)
The Actual Contribution Percentage for the Members who are Highly Compensated Employees, as a group, for such Plan Year, is not more than the Actual Contribution Percentage for the Members who are Non-Highly Compensated Employees, as a group, for the Plan Year, multiplied by 1.25; or

(ii)
The excess of the Actual Contribution Percentage for the Members who are Highly Compensated Employees, as a group, for such Plan Year, over the Actual Contribution Percentage for the Members who are Non-Highly Compensated Employees, as a group, for the Plan Year, is not more than two (2) percentage points, and the Actual Contribution Percentage for the Members who are Highly Compensated Employees, as a group, for such Plan Year, is not more than the Actual Contribution Percentage for the Members who are Non-Highly Compensated Employees, as a group, for the Plan Year, multiplied by 2.0.

(c)
Incorporation by Reference. Notwithstanding anything contained herein to the contrary, the provisions of Code sections 401(k)(3) and 401(m)(2), other applicable provisions of Code sections 401(k) and 401(m), and all applicable guidance issued by the Treasury Department and the Internal Revenue Service under such provisions of the Code, are hereby incorporated by reference.

6.04	Correction of Excess Contributions and Excess Aggregate Contributions

(a)
Correction of Actual Deferral Percentage Test. In the event that there are Excess Contributions for the Members who are Highly Compensated Employees in any given Plan Year, the Pension and Benefits Committee, in its sole discretion, may authorize the use of one or any combination of the following procedures, in any sequence desired:

(i)	The Pension and Benefits Committee may at any time prospectively decrease the amount of such a Member's Pre-Tax or Roth Contributions.

(ii)
The Pension and Benefits Committee may recharacterize Excess Contributions as After-Tax Contributions in accordance with Treas. Reg. 1.401(k)-2(b)(3). A Member who is deemed to have Excess Contributions may elect, within two and one-half (2½) months following the close of the Plan Year for which such Excess Contributions were made, to have such Excess Contributions recharacterized as After-Tax Contributions subject, however, to the Actual Contribution Percentage tests.

(iii)
The Pension and Benefits Committee may distribute the amount of Excess Contributions, including income and losses thereon, to the affected Members as soon as practicable after the end of the Plan Year but no later than twelve (12) months after the close of the Plan Year for which such Excess Contributions were made. Any related Employer Matching Contributions, including income and losses thereon, shall be forfeited and used to pay administrative expenses of the Plan if and as directed by the Pension and Benefits Committee, and any remaining Employer Matching Contributions shall then be used to reduce future Employer Matching Contributions under the Plan. Earnings on Excess Contributions earned between the end of the Plan Year for which such Excess Contributions were made and the date the corrective distribution is made shall not be included in the corrective distribution.

(iv)
In the event that the Pre-Tax Contributions of certain Members must be recharacterized or distributed, as provided above, the determination of which Members will be affected shall be made as follows: Excess Contributions are allocated to the Members with the largest amounts of employer contributions taken into account in calculating the Actual Deferral Percentage test for the year in which the excess arose, beginning with the Member with the largest amount of such employer contributions and continuing in descending order until all the Excess Contributions have been allocated. To the extent a Member who has elected to have Catch-Up Contributions made on his behalf has not reached the limit on catch-up contributions (within the meaning of Code Section 414(v)), Excess Contributions allocated to such Member are Catch-Up Contributions and will not be treated as Excess Contributions.

(v)
In the event that a Highly Compensated Employee contributed both Pre-tax and Roth Contributions for a particular Plan Year, the Pension and Benefits Committee may permit such Employee to determine the portion of such recharacterized or distributed amounts that are attributable to Pre-Tax or Roth Contributions. If no such designation is made, the Plan will distribute Pre-Tax Contributions first.

(b)
Correction of Actual Contribution Percentage Test. In order to meet the requirements of Section 6.03(b) of the Plan, the Pension and Benefits Committee, in its discretion, may authorize the use of one or any combination of the following procedures, in any sequence desired:

(i)	The Pension and Benefits Committee may at any time prospectively decrease the amount of a Member's After-Tax Contributions.

(ii)
The Pension and Benefits Committee may distribute the amount of Excess Aggregate Contributions, including income or losses thereon, to the affected Members (determined first by determining the amount of any Excess Contributions to be treated as After-Tax Contributions due to recharacterization under Section 401(k) of the Code, and as adjusted for any income or loss allocable thereto). Such distribution shall be made according to the following procedure: First, those Excess Aggregate Contributions attributable to After-Tax Contributions shall be distributed to affected Members as soon as practicable after, but no later than twelve (12) months after, the close of the Plan Year for which such After-Tax Contributions were made. Then, any Excess Aggregate Contributions attributable to Employer Matching Contributions shall be distributed to affected Members as soon as practicable after, and no later than twelve (12) months after, the close of the Plan Year for which such Employer Matching Contributions were made. Any Matching Contributions made with respect to After-Tax Contributions refunded pursuant to this subparagraph, as adjusted for any income or loss, shall be forfeited and used as described in the preceding sentence. Earnings on Excess Aggregate Contributions earned between the end of the Plan Year for which such Excess Contributions were made and the date the corrective distribution is made shall not be included in the corrective distribution.

(iii)
In the event that the After-Tax Contributions and/or Employer Matching Contributions of certain Members must be decreased, distributed or forfeited, as provided above, the determination of which Members will be affected shall be made as follows: Excess Aggregate Contributions are allocated to the Members with the largest Contribution Percentage Amounts taken into account in calculating the Actual Contribution Percentage test for the year in which the excess arose, beginning with the Member with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated.

6.05	Limitations on Annual Additions

(a)
Maximum Annual Addition. Subject to the provisions of this Section 6.05, and except to the extent permitted under Section 5.02 and Code Section 414(v), if applicable, the maximum amount which may be added to a Member’s Account for any Limitation Year (referred to under this Section 6.05 as the “Maximum Annual Addition”) shall not exceed the lesser of:

(i)	$46,000 (as adjusted in accordance with Code Section 415(d) for increases in the cost of living), or

(ii)	one hundred percent (100%) of such Member’s Limitation Year Compensation.

(b)	Annual Additions. The additions to a Member’s Account to be taken into account in computing the Maximum Annual Addition (referred to under this Section 6.05 as the “Annual Additions”) shall be:

(i)
a Member's allocable share of After-Tax Contributions, Pre-Tax Contributions, Roth Contributions, Employer Matching Contributions, and top-heavy minimum contributions made by the Employers under this Plan and elective deferrals, after-tax contributions, Roth contributions and top-heavy minimum contributions under other tax-qualified defined contribution plans by an Employer or Associated Employer for such Plan Year,

(ii)	any amounts forfeited under the Plan referred to under this Section 6.05 as “forfeitures”),

(iii)	the amount of excess allocations, if any, allocated to such Member, as provided under paragraph (f), below, and

(iv)
amounts allocated to an individual medical account (as defined in Code Section 415(l)(1)) that is part of a defined benefit plan maintained by an Employer or an Associated Employers, and amounts allocated to the separate account of a Key Employee (as defined in Section 18.02) under a post-retirement medical benefits account under Code Section 419A(d)(2) maintained by an Employer or an Associated Employer; provided, however, that such amounts shall not be counted as Annual Additions against the compensation limitation described in subparagraph (a)(ii), above.

(c)	Amounts Not Treated as Annual Additions. For purposes of this Section 6.05, the determination of a Member's Annual Additions for a Plan Year shall exclude:

(i)	Direct trust-to-trust transfers from another defined contribution plan,

(ii)
Earnings on Member Accounts, including reinvested dividends pursuant to 404(k)(2)(A)(iii)(II), (except any earnings that may be carried over with excess annual additions to a subsequent limitation year),

(iii)	“Catch-up” contributions made in accordance with Code Section 414(v),

(iv)	Restorative payments as defined in Treasury Regulation Section 1.415(c)-1(b)(2)(ii)(C),

(v)	Excess deferrals distributed in accordance with Treas. Reg. sections 1.402(g)-1(e)(2) and (3),

(vi)	Rollover Contributions (as described in 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), 457(d)(16)),

(vii)	Loan repayments pursuant to Article VIII,

(viii)	Repayments of amounts described in Code Section 411(a)(7)(B) made in accordance with Code sections 411(a)(7)(C) and 411(a)(3)(D), and

(ix)	such other amounts as might be required to be excluded under Code Section 415(c).

(d)
Aggregation of Annual Additions. In the event that any Member is a participant under any other qualified defined contribution plan maintained by an Employer or an Associated Employer, the Maximum Annual Addition shall be computed by aggregating the Annual Additions with respect to all such defined contribution plans, including the Plan.

(e)
Reduction of Annual Additions. If the effect of allocating Annual Additions to the Account of a Member for a Plan Year would be to cause such Annual Additions to exceed the Maximum Annual Addition for such Plan Year, the Annual Additions to such Member's Account shall be reduced by such excess amount, in accordance with the following procedure: first, the amount of After-Tax Contributions shall be reduced; then the amount of Roth Contributions shall be reduced, followed by a reduction in Pre-Tax Contributions; the amount of Employer Matching Contributions shall be reduced; and last, the amount of excess allocations shall be reduced.

(f)
Correction of Excess Annual Additions. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Member's Compensation, a reasonable error in determining the amount of a Member's Pre-Tax Contributions, or as a result of a similar factual error, the Annual Additions for any Plan Year with respect to any Member exceeds the Maximum Annual Addition, computed with respect to such Member, such excess shall be reduced by returning the Member's After-Tax Contributions, Roth Contributions and Pre-Tax Contributions, if any, to the Member, pursuant to paragraph (e), above. Any remaining excess amount shall be allocated to a suspense account and shall be used to reduce Employer Matching Contributions for the next Plan Year. Such suspense account shall share in the gains and losses of the Trust Fund on the same basis as other Accounts.

(g)
Construction. This Section 6.05 is intended to satisfy the requirements imposed by Code Section 415 and shall be construed in a manner that will effectuate this intent. This Section 6.05 shall not be construed in a manner that would impose limitations that are more stringent than those required by Code Section 415. If and to the extent that the rules set forth in this Section 6.05 are no longer required for qualification of the Plan under Code sections 401(a), 401(k), and related Code sections, they shall cease to apply without the necessity of an amendment to the Plan.

6.06    Compliance with Applicable Limits
The Pension and Benefits Committee shall have the power to administer compliance with the limits applicable to the Plan and to take whatever action, if any, with respect to the Plan or any portion of the Plan, it deems necessary or advisable to ensure compliance with such limits. Without limiting the generality of the foregoing, the Pension and Benefits Committee shall be empowered (without limitation) to apply any alternative testing method and to take any remedial measure permitted under Code sections 401 and 415. Each allocation made under the Plan shall be made on the condition precedent that such allocation is not in excess of any limit applicable to the Plan. The Pension and Benefits Committee shall be empowered to correct any allocation under the Plan to the extent the allocation does not satisfy such condition precedent. In exercising the power and authority granted to the Pension and Benefits Committee under this Section 6.06, the Pension and Benefits Committee shall, to the fullest extent permitted by law, be deemed to be acting in a settlor capacity on behalf of the employers and sponsors of the Plan, and not in any fiduciary capacity under the Plan.

ARTICLE VII
ACCOUNTS AND INVESTMENTS

7.01	Accounts

(a)	General. In accordance with Article V, an Account shall be established for each Member, consisting of the following Accounts, as applicable:

(i)	an After-Tax Contributions Account, which shall include, as applicable,

(A)	a Matched After-Tax Contributions Account, and

(B)	a Voluntary After-Tax Contributions Account,

(ii)	an Employer Matching Contributions Account,

(iii)	an ESOP Employer Matching Allocations Account,

(iv)	a Pre-Tax Contributions Account,

(v)	a Catch-Up Contributions Account,

(vi)	a Rollover Contributions Account, which shall include, as applicable,

(A)	an After-Tax Rollover Contributions Account,

(B)	a Pre-Tax Rollover Contributions Account, and

(C)	a Roth Contributions Rollover Account, and

(vii)	effective January 1, 2008, a Roth Contributions Account.

7.02	Investment of Accounts Generally

(a)	Investment of Accounts.

(i)
Members shall direct the investment of their Accounts in and among designated Investment Funds in such form and manner and at such times as the Pension and Benefits Committee, in its sole discretion, shall reasonably determine. All directions (initial investment, investment change or Investment Fund transfer) must be in multiples of one percent (1%).

(ii)
A Member’s Accounts shall remain invested as the Member has directed until valid notice directing a change in election or a fund transfer has been received by the Pension and Benefits Committee. A Member's direction shall specify whether it applies to both existing and subsequent contributions, or to future contributions only.

(b)
Compliance with ERISA Section 404(c). Each Member is solely responsible for the investment of his contributions, his selection of Investment Funds, and for transfers among the available Investment Funds. Neither the Trustee, nor the Pension and Benefits Committee, nor an Employer, nor any officers, employees or agents of an Employer, shall have any responsibility to advise a Member as to the manner in which his Accounts shall be invested or to determine the appropriateness of any individual Member’s investment directions. The fact that an Investment Fund is available to Members for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund. Neither the Trustee, nor the Pension and Benefits Committee, nor an Employer, nor any officers, employees or agents of an Employer, shall have any liability for any loss resulting from, or as a result of, any investment direction given by a Member hereunder. The Plan is intended to be covered to the maximum extent possible by Section 404(c) of the Employee Retirement Income Security Act of 1974 (“ERISA”) and regulations thereunder, which relieve fiduciaries of the Plan from liability for any losses that are the result of investment instructions given by a Member or Beneficiary.

(c)
Default Investment. In the case of a Member who is automatically enrolled in the Plan pursuant to Section 4.05, such Member’s Accounts shall be invested in the Balanced Fund or such other Investment Fund as the Pension and Benefits Committee, in its sole discretion, shall reasonable determine, unless and until such Member changes his investment elections in accordance with this Article VII.

(d)
Termination of Employment. If distribution of the amounts credited to a Member’s Accounts is deferred pursuant to Article X past the Valuation Date coincident with or next following the date of the Member’s Termination of Employment with all Employers and Associated Employers, the Member may continue to direct the investment of the Member’s Accounts in accordance with this Article VII.

(e)
Investment Funds. The Pension and Benefits Committee reserves the right to change Investment Funds, and/or to suspend or limit the Member’s rights to direct investments, at any time. In the event that the Members’ rights to direct investments are suspended or limited, the Trustee will have responsibility for investing the Trust Fund, in its discretion, as provided in the Trust Agreement.

7.03	Investment Funds

(a)
Selection of Investment Funds. The Pension and Benefits Committee shall have the authority to direct the Trustee to maintain the assets of the Trust Fund in more than one Investment Fund, so as to provide alternative investment vehicles for the assets of the Trust Fund. Such separate funds shall include, but are not limited to, the Investment Funds listed in Exhibit E of the Plan; provided that additional funds may be established by the Pension and Benefits Committee, which shall have sole discretion to determine the number and character of such additional Investment Funds; and further provided that the Pension and Benefits Committee, in its sole discretion, shall have the authority to limit or eliminate the availability of any of the Investment Funds established pursuant to this Article VII. Without the need of further amending the Plan, Exhibit E shall be updated as necessary to reflect changes in the available Investment Funds.

(b)
Cash. Notwithstanding anything in the Plan to the contrary, the Trustee may, in its discretion, and in accordance with the provisions of the Trust Agreement, hold all or part of the assets allocated to one or more of the Investment Funds in cash or cash equivalents.

(c)
Allocation of Earnings and Expenses. Except as otherwise specifically provided in the Plan, dividends, interest, and other distributions with respect to assets allocated to an Investment Fund shall be allocated to, and reinvested in, that Investment Fund. Expenses incurred by the Trustee with respect to an Investment Fund shall be allocated to that Investment Fund and subtracted from earnings before such earnings are credited to a Member's Account.

7.04	Investment Change or Fund Transfer or Reallocation
A Member may change an investment election previously made pursuant to Sections 4.02(a) or 7.02, or transfer or reallocate existing amounts to different Investment Funds, by submitting a notice to the Pension and Benefits Committee, in such form and manner and at such times the Pension and Benefits Committee shall require, directing such change or transfer. A Member's direction shall specify whether it applies to existing contributions, future contributions, or both, and shall specify the Valuation Date as of which the transfer or reallocation is intended to be effective. The Pension and Benefits Committee may institute such procedures with respect to investment changes, fund transfers or fund reallocations as it, in its sole discretion, deems necessary for the proper administration of the Plan and such procedures may include, but are not limited to, limitations on frequency of trading (including limitations that cause otherwise available daily elections to be unavailable), circumstances under which investment instructions will not be implemented, and redemption fees and other mechanisms intended to inhibit excessive or inappropriate trading practices, whether instituted by the Pension and Benefits Committee or the Investment Fund.

7.05	Investment Change
With respect to elections to change the Investment Funds in which future contributions are invested, a Member shall direct that all or a portion (in 1% increments) of such contributions be invested in the Investment Fund or Funds specified. A direction with respect to a change in Investment Fund for future contributions generally will be effective as of the first full pay period that begins following receipt of valid notice of the change.

7.06	Fund Transfer or Reallocation

(a)
Transfer or Reallocation. With respect to elections to transfer or reallocate amounts invested in one or more Investment Funds, a Member shall direct that all or a portion (in 1% increments) of the value of the Member’s Accounts attributable to a particular Investment Fund be liquidated and transferred to any of the other available Investment Funds (other than the Loan Fund) with the followings restrictions:

(i)	a transfer from the Fixed Income Fund directly to the U.S. Government Securities Fund is prohibited;

(ii)	a transfer of amounts to the U.S. Government Securities Fund is not permitted for a period of three months after an amount is transferred from the Fixed Income Fund; and

(iii)	a transfer of any amounts into the J&J Stock Contributions Fund is prohibited.

(b)
Adjustment of Accounts. If all or a portion of a Member’s Accounts is transferred and reinvested in accordance with subsection (a), above, the affected Accounts shall be debited and credited with the appropriate amounts determined as of the Valuation Date in order to reflect the reinvestment.

7.07	Dividends on ESOP Shares

(a)	Dividends on ESOP Shares shall be reinvested in the ESOP Shares or distributed to the Member or Beneficiary as the Member or Beneficiaries may direct in writing to the Pension and Benefits Committee.

(b)	The dividends allocable to the Accounts of any Member shall be determined as of the ex-dividend date for such dividend and shall be determined by multiplying (i) by (ii) where:

(i)	is the total dividends on the shares of Johnson & Johnson common stock held in the Johnson & Johnson Common Stock Fund and the Johnson & Johnson Stock Contributions Fund; and

(ii)	is the quotient determined by dividing:

(A)
the Units in the Johnson & Johnson Common Stock Fund and the Johnson & Johnson Stock Contributions Fund allocable to the Account of the Member determined as of the Trading Deadline on the ex-dividend date; by

(B)	the total Units in the Johnson & Johnson Common Stock Fund and the Johnson & Johnson Stock Contributions Fund as of such time and date.

(c)	The Pension and Benefits Committee shall prescribe rules and procedure for implementing this Section 7.07.
7.08    Voting and Tendering of Employer Shares

(a)
Trustee Votes as Directed. The Trustee shall vote Employer Shares attributable to the proportionate value in each Member’s Account in accordance with directions of each Member to whose Account such proportionate value has been credited to the extent of his share interest (which shall include fractional as well as whole shares) therein. For purposes of determining the number of shares to be voted the Trustee shall use the Valuation Date that coincides with the record date for proxy solicitation by Johnson & Johnson.

(b)
Trustee Functions and Responsibilities. It is intended that the Trustee’s functions and responsibilities with respect to Employer Shares, with respect to voting and tender exchange offers, shall be exercised as follows:

(i)
Each Member and each Beneficiary is hereby designated as a named fiduciary with respect to a portion of the shares of the Johnson & Johnson common stock held under the Johnson & Johnson Common Stock Fund and the Johnson & Johnson Stock Contributions Fund, and shall have the right to direct the Trustee with respect to the voting of such shares on each matter brought before any meeting of the stockholders of Johnson & Johnson. The portion of the shares of the Johnson & Johnson Common Stock Fund and the Johnson & Johnson Stock Contributions Fund allocable to each Member or Beneficiary shall be equal to a percentage of the total shares of Johnson & Johnson common stock held in such Fund as of the record date for proxy solicitation by Johnson & Johnson which the Units of such Fund allocable to the Account of such Member or Beneficiary as of such date bears to the total Units of such Fund as of such date.

(ii)
Before each such meeting of stockholders, Johnson & Johnson shall cause to be furnished to each Member and Beneficiary a copy of the proxy solicitation materials, together with a form requesting direction to the Trustee on how the whole and fractional Employer Shares which are subject to such Member’s or Beneficiary’s voting directions shall be voted on each such matter. Upon timely receipt of such directions, the Trustee shall on each such matter vote as directed the number of Employer Shares (including fractional shares) which are subject to such Member’s or Beneficiary’s directions, and the Trustee shall have no discretion in such matter.

(iii)
The Trustee shall, separately, in the case of each of the Employer Shares, vote the whole and fractional allocated Employer Shares for which it has not received direction in the same proportion as the directed shares of such allocated Employer Shares are voted. The Trustee shall have no discretion in such matter.

(iv)
The provisions of this paragraph (iv) shall apply in the event a tender offer or exchange offer for Employer Shares is commenced by a person or persons (hereinafter, a “tender offer”), including, but not limited to, a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect. The Trustee shall have no discretion or authority to sell, exchange or transfer any Employer Shares pursuant to such tender offer except to the extent, and only to the extent, provided in this Plan or the Certificate of Designation for the Employer Shares.

(A)
Each Member and Beneficiary is hereby designated as a named fiduciary with respect to the decision whether to tender or exchange certain Employer Shares, as follows. Each such named fiduciary shall have the right to direct the Trustee in writing as to the manner in which to respond to a tender offer, to the extent of the percentage of Employer Shares held under the Johnson & Johnson Common Stock Fund and the Johnson & Johnson Stock Contributions Fund as determined under paragraph (b)(1) above.

(B)	Upon timely receipt of such directions from the named fiduciaries, the Trustee shall respond as instructed with respect to such shares.

(C)
If the Trustee does not receive timely instructions from a named fiduciary as to the manner in which to respond to such a tender offer, the Trustee shall not tender or exchange any of the Employer Shares (including fractional shares) which are subject to such named fiduciary’s direction, and the Trustee shall have no discretion in such matter.

(D)
The Pension and Benefits Committee shall solicit from each Member and Beneficiary the directions described in this paragraph (iv) as to whether shares are to be tendered, and shall instruct the Trustee as to the amount of shares to be tendered, in accordance with the above provisions.

7.09	Proceeds of Tendered Employer Shares
Any securities or other property received by the Trustee as a result of having tendered Employer Shares after a tender offer shall be held, and any cash so received shall be held, in the account or investment fund from which the corresponding shares were tendered. Such proceeds of tendering shall be invested in short term investments, pending any further action which the Trustee may be directed to take by the Pension and Benefits Committee pursuant to the Plan. Any Employer Shares which, following the Trustee’s tender thereof, have not been accepted by the party making such a tender offer and are returned to the Trustee, shall be credited to the

Accounts of Members for whom such shares were tendered in proportion to the shares that were tendered by each such Member.

ARTICLE VIII
LOANS TO PARTICIPANTS

8.01	General
Subject to the terms, conditions, and limitations prescribed by this Article VIII, an Active Member or a “party in interest” as defined in ERISA Section 3(14), and on whose behalf an Account is maintained under the Plan may borrow a portion of the amount credited to his Account by notice to the Pension and Benefits Committee in such form and manner and at such time as the Pension and Benefits Committee may require.

8.02	Source of Funds
The source of the borrowed funds shall be the Member's Accounts as listed below, except that amounts credited to the Member's ESOP Employer Matching Allocations Account shall not be available for borrowing. Funds shall be borrowed in the following order of priority:

(a)	Pre-Tax Contributions and earnings;

(b)	Roth Contributions and earnings;

(c)
Employer Matching Contributions and earnings, provided that the amount available for withdrawal under this subsection (c) may not exceed the balance of such amounts as of the Valuation Date which is nearest to the date which precedes by two years the Applicable Valuation Date, such balance to be reduced by any withdrawals previously made subsequent to such Valuation Date;

(d)	Rollover Contributions made on or after January 1, 2002 and earnings thereon; and

(e)	After Tax Contributions made on or after January 1, 2002 and earnings.
The Plan document as in effect on January 1, 2002 shall control the order of priority for After Tax Contributions contributed to the Plan prior to January 1, 2002.

8.03	Repayment
A Member’s repayment of the principal of a loan shall ordinarily be made through payroll deduction in such amounts that are predetermined by the Pension & Benefits Committee; provided, however, that Members who are on an unpaid leave of absence may repay their loan by check. The repayments are invested in accordance with the Member’s investment elections in effect at the time the repayment is made. Outstanding loans must be paid in full within two months following a Member’s Termination of Employment.

8.04	Terms and Conditions of Loans
In addition to the rules and procedures that the Pension and Benefits Committee may adopt, all loans pursuant to this Article VIII shall be made pursuant to the following terms and conditions:

(a)
A loan shall not be made to a Member pursuant to this Article VIII unless, immediately after the loan is approved, the total outstanding balance of all loans made to the Member pursuant to this Article VIII (including the loan that is then being approved) does not exceed one-half of the amount credited to the Member’s Account other than the portion of such Account attributable to Member's ESOP Employer Matching Allocations Account, nor may any single loan pursuant to this Article VIII be for an amount that is

(i)
more than $50,000 (reduced by any administration fee and the excess (if any) of the highest outstanding balance of the loans made to the Member pursuant to this Article VIII during the one-year period ending on the day before the date on which the loan is made over the outstanding balance of the loans made to the Member pursuant to this Article VIII on the date on which the loan is made), or

(ii)	less than $1,000.
Loans above the minimum amount must be in whole dollar multiples.

(b)
The loan shall be evidenced by a promissory note for the amount of the loan plus interest, executed by the Member, on which the Member shall be personally liable and which shall be payable to the Trustee. The loan shall be secured by the Member’s entire right, title, and interest in and to the Member’s Account, other than the portion of such Account attributable to Member's ESOP Employer Matching Allocations Account. The promissory note and the instrument granting the Plan a security interest in the Member’s Account, other than the portion of such Account attributable to Member's ESOP Employer Matching Allocations Account, shall be executed by the Member in such form and manner and at such time as the Pension and Benefits Committee may require.

(c)
The unpaid balance of any loan shall bear interest at a reasonable fixed rate that shall be established by the Pension and Benefits Committee. Such interest rate shall be at least as favorable to the Plan as the terms of a comparable loan resulting from arms-length negotiations between independent parties, as determined by the Pension and Benefits Committee; provided, however, that if a Member takes a leave of absence to enter the uniformed services of the United States, the interest rate applicable to the unpaid loan balance during the period of leave shall not exceed 6% in accordance with the Soldiers’ and Sailors’ Civil Relief Act of 1940.

(d)	The repayment of the loan shall be made by payroll deduction, authorized by the Member at the time of applying for the loan, in a level amount sufficient to amortize the balance of the loan, together with interest, over the term of the loan. The Pension and Benefits Committee may, in its sole discretion, provide an alternate manner of repayment. The term of the loan may be no less than 12 months and no more than 60 months from the date on which the loan is made. The Member may repay the loan in full, without penalty, at any time by payment in cash; provided that the loan has been outstanding for 12 months. If the Member’s Compensation is insufficient to permit the repayment of the loan, together with interest, by payroll deduction, the Member shall make monthly payments by check of amounts sufficient to amortize the balance of the loan, together with interest, over the term of the loan. Payroll deductions with respect to all loans shall commence as soon as practicable following disbursement of the loan. Loan repayments will be suspended under the Plan as permitted under Section 414(u)(4) of the Code. Married Members listed on Exhibit C may be required to obtain the consent of their Spouse as a condition of securing a loan.

(e)	A Member may not have more than three loans outstanding at any time.

(f)
If the balance of a loan to a Member (together with any unpaid interest) has not been paid in full to the Trustee within two months of the Member’s Termination of Employment, or upon the termination of the Plan, the total unpaid balance of such loan together with the unpaid interest accrued on the loan shall become due and payable, and the Pension and Benefits Committee shall direct the Trustee, by right of setoff, to satisfy any then outstanding indebtedness (including any unpaid interest) from any amount payable to the Member or the Member’s Beneficiary from the Plan. Such a setoff shall be made whether or not the Member or Beneficiary has requested a distribution (provided the amount against which the setoff is applied is otherwise distributable), and before making any distribution in accordance with the provisions of Article X. If a Member defaults on a loan, the Pension and Benefits Committee shall employ any remedy permissible under the Internal Revenue Code to obtain repayment of the loan. If a Member defaults on a loan, all collection expenses (including attorneys’ fees) shall be borne by the Member, and any such collection expenses shall be withdrawn from the Member’s Account unless the Member pays such collection expenses to the Plan.

(g)
The Pension and Benefits Committee may impose an administrative fee for processing Plan loans, which fee shall be deducted from loan proceeds, and loans may be subject to any other reasonable terms and conditions that the Pension and Benefits Committee may provide (including requiring spousal consent).

ARTICLE IX

9.01	Non-Hardship In-Service Withdrawals

(a)
After-Tax Contributions. An Active Member may elect to withdraw After-Tax Contributions made to the Plan before August 1, 2003 and earnings thereon and Voluntary After-Tax Contributions and earnings thereon made on or after August 1, 2003 by filing notice to the Pension and Benefits Committee in such form and manner and at such time as the Pension and Benefits Committee shall require.

(b)
Employer Matching Contributions. An Active Member may elect to withdraw amounts held under the Employer Matching Contributions Account with respect to Employer Matching Contributions made before August 1, 2003, and the earnings thereon, provided that the amount available for withdrawal from this account may not exceed the balance of such amounts as of the Valuation Date which is nearest to the date which precedes by two years the Applicable Valuation Date, such balances to be reduced by any withdrawals previously made subsequent to such Valuation Date.. A Member may make such an election by notice to the Pension and Benefits Committee in such form and manner and at such time as the Pension and Benefits Committee shall require, to make such a withdrawal. A Member who makes a withdrawal of Employer Matching Contributions pursuant to this subsection shall not have Employer Matching Contributions made on his behalf during the six‑month period that begins on the first day of the full pay period next following the date of such withdrawal. Amounts credited to a Member's ESOP Employer Matching Allocations Account shall not be available for any withdrawal.

(c)	Rollover Contributions. An Active Member may elect to withdraw Rollover Contributions made on or after January 1, 2002 and the earnings thereon.

(d)
Rules Governing In-Service Withdrawals. Withdrawals under this Section 9.01 shall be made according to the order in which subparagraphs (i) through (ix) are presented, as the amounts described in each successive subparagraph are exhausted.

(i)
Pre-1987 Voluntary After-Tax Contributions including the earnings thereon, to the extent required to exhaust the Member’s “pre-1987 tax basis,” i.e., the remaining After-Tax Contributions (excluding the earnings thereon) made by the Member prior to 1987;

(ii)	Pre-1987 Matched After-Tax Contributions to the extent required to exhaust the Member’s “pre-1987 tax basis”;

(iii)	Post-1986 Voluntary After-Tax Contributions and the earnings thereon;

(iv)	Post-1986 Matched After-Tax Contributions made by the Member prior to August 1, 20023, and the earnings thereon;

(v)	Earnings on pre-1987 Voluntary After-Tax Contributions, if any, remaining after withdraws under (i) above;

(vi)	Pre-1987 Matched After-Tax Contributions and the earnings thereon, if any, remaining after withdrawals under (ii) above;

(vii)	After-Tax Rollover Contributions made on or after January 1, 2002, and the earnings thereon;

(viii)	Rollover Contributions other than amounts described in (vii) above, made on or after January 1, 2002, and the earnings thereon; and

(ix)	Amounts held under the Member’s Employer Matching Contribution Account described in paragraph (b) above.

(e)
Withdrawals shall be made pro rata from the Investment Funds in which they are invested and pursuant to any procedures, including order of priority and minimum amounts that the Pension and Benefits Committee may adopt. For purposes of this Section 9.01 and in accordance with Article VII, (i) post-1986 After-Tax Contributions and (ii) After-Tax Rollover Contributions made on or after January 1, 2002, shall be separately accounted for and earnings, gains, losses, withdrawals, distributions and other credits and charges shall be allocated to such amounts on a reasonable and consistent basis, and shall constitute a “separate contracts” within the meaning of Code Section 72(d).

9.02	Hardship Withdrawals
An Active Member may obtain a withdrawal of the Member's Pre-Tax Contributions and any earnings credited to the Pre-Tax Contribution Account prior to January 1, 1989, and from the Member’s Employer Matching, After-Tax and Roth Contributions Account to relieve a financial hardship in accordance with the following provisions:

(a)
The Pension and Benefits Committee may direct the distribution of all or a part of a Member's Pre-Tax (and any earnings credited to the Pre-Tax Contributions Account prior to January 1, 1989), Employer Matching, After-Tax and Roth Contributions Accounts, upon the submission by the Member of evidence satisfactory to the Pension and Benefits Committee:

(i)	that the requested withdrawal is made on account of an immediate and heavy financial need, and

(ii)	that the requested withdrawal is necessary to satisfy such need.

(b)	The term “immediate and heavy financial need” shall be determined by the Pension and Benefits Committee, in its sole discretion, in accordance with regulations issued under Code Section 401(k) and, to the extent permitted by such authorities, shall be limited to any financial need arising from:

(i)
expenses for medical care (as defined in Code Section 213(d)) previously incurred by the Member or a Member’s Spouse or dependents (as defined in Code Section 152), or by a minor child who is in the process of being placed for adoption by the Member, or which are necessary for these persons to obtain medical care described in Code Section 213(d) which expenses are not covered by insurance;

(ii)
payment of tuition, related educational fees, and room and board expenses for the next 12 months of post‑secondary education of a Member, his Spouse, children, or dependents (as defined in Code Section 152), and for taxable years beginning on or after January 1, 2005, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B);

(iii)	the purchase (excluding mortgage payments) of the Member’s principal residence;

(iv)	the need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member’s principal residence;

(v)
payments a Member must make as a result of a court judgment or lien which causes the Member to suffer severe financial hardship and not be able to provide shelter and support for the Member’s family (past due commercial bills or other debts for which legal collection proceedings have not begun will not qualify as an acceptable hardship need);

(vi)	emergency expenses for repairs to a Member’s principal residence which are necessary to make the home safe and habitable (some examples would be a new roof, furnace, or water heater);

(vii)
emergency expenses necessary for a Member to continue to earn employment income such as repairs to an automobile if the automobile is essential for the Member to earn employment income and no other alternative form of transportation is available (purchase of a new or used car would be excluded);

(viii)	funeral expenses of an immediate family member;

(ix)	legal fees to defend a Member or a member of the Member’s family during criminal proceedings;

(x)	payments to alleviate a severe financial burden which would otherwise cause a Member and the Member’s immediate family to suffer present or impending bankruptcy or financial collapse; or

(xi)	past due federal, state or local taxes and penalties thereon.
Immediate family for purposes of this subsection 9.02(b) shall constitute a Member’s children, parents, Spouse, parent(s)-in-law, siblings or grandparents.

(c)
The requirement that the Member prove the existence of an immediate and heavy financial need will be satisfied only to the extent that the Member proves that the entire amount of the requested withdrawal (not including amounts to compensate for related tax withholding) will be expended for a need described in paragraph (b), above.

(d)	The requirement that the distribution be necessary to satisfy an immediate and heavy financial need will be satisfied only if:

(i)
The Member has previously or concurrently withdrawn all amounts available to him under Section 9.01 and has obtained all nontaxable loans available to him under Article VIII; provided, however, that a Member will not be required to obtain a nontaxable loan under Article VIII or a loan from any other qualified defined contribution plan or commercial source to the extent the repayment of any such loan would itself cause an immediate and heavy financial need; and

(ii)	The financial hardship cannot be relieved from other resources that are reasonably available to the Member.

(e)
The Pension and Benefits Committee may rely upon a Member’s reasonable representation that the financial hardship cannot be relieved from other resources that are reasonably available to the Member if the Member represents that the financial hardship cannot be relieved through:

(i)	reimbursement or compensation by insurance or otherwise,

(ii)	reasonable liquidation of the Member’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

(iii)	cessation of Pre-Tax and After-Tax Contributions under the Plan,

(iv)
obtaining currently available distributions (including dividends on ESOP Shares distributable to the Member under the Plan) and nontaxable loans reasonably available under the terms of the Plan or any qualified defined contribution plan maintained by an Associated Employer, to the extent any required repayment of such loan would not itself cause an immediate and heavy financial need, or

(v)	borrowing from commercial sources on reasonable commercial terms.
For this purpose, a Member’s resources shall be deemed to include those assets of his Spouse and minor children that are reasonably available to the Member.

(f)
The application for a hardship withdrawal, including the required evidence of the need and the fact that the Member has no other resources reasonably available to relieve the need, shall be made on such form and in such manner as the Pension and Benefits Committee may require.

(g)
The amount of the hardship withdrawal may be only the amount required to relieve the financial hardship with respect to which the withdrawal is requested; provided however, that, in determining the amount required to satisfy the financial hardship, the Pension and Benefits Committee shall take into account the federal, state and local income taxes or penalties reasonably anticipated to result from the withdrawal; and provided further that, in no event may the amount exceed the amount of (i) the Member’s Pre-Tax Contributions and (ii) the amount of any earnings on the Member's Pre-Tax Contributions credited as of December 31, 1988, less any such earnings previously withdrawn or distributed.

(h)
Payment of the hardship distribution shall be made as soon as practicable after such date. To the extent practicable, a hardship distribution shall be made pro rata from each of the Investment Funds to which the Member’s Pre-Tax Contributions Account is allocated. The Member’s Pre-Tax Contributions Account shall be adjusted to reflect any hardship distribution.

(i)	A Member who receives a hardship distribution shall not receive Employer Matching Contributions under the Plan for a period of six months after receipt of the hardship distribution.

(j)
A Member who receives a hardship distribution on or after January 1, 2011 shall be prohibited from making Pre-Tax, After-Tax, or Roth Contributions to the Plan for a period of six months after receipt of the hardship distribution.

9.03	Disability Withdrawals
Any Member who qualifies for benefits under a long-term disability plan of an Employer may withdraw all or any portion of his Account. If a Member wishes to withdraw only a portion of his Account, the rules applicable to the method and sequence of withdrawals under Section 9.01 shall apply to disability withdrawals.

9.04	Merged Subaccounts Subject to Spousal Consent Requirements
Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under the Plan permits a distribution prior to a Member’s retirement, death, disability, or Termination of Employment, and prior to Plan termination, such optional form of benefit shall not be available for those Members listed on Exhibit C with respect to the portion of their Account (other than the portion consisting of After-Tax Contributions and earnings thereon) determined as of June 30, 1997 (including subsequent earnings thereon). The restrictions of the preceding sentence shall apply only with respect to 25 percent of the portion of the Account (other than the portion consisting of After-Tax Contributions and earnings thereon and Pre-Tax Contributions and earnings thereon) determined as of the June 30, 1997 (including subsequent earnings thereon). Any withdrawal by a Member listed on Exhibit C from the portion of his Account which is available for withdrawal shall be subject to the requirements of Paragraph A(7) of Exhibit D.

ARTICLE X
PAYMENT OF BENEFITS

10.01	Eligibility for and Payment of Benefits Generally

(a)
Eligibility for Payment. A Member who has a Termination of Employment for any reason other than death shall be eligible to receive a lump-sum distribution of his entire amount credited to his Account in accordance with the requirements and limitations set out in this Article X.

(b)
Disabled Members. For purposes of this Article X, a Member who is determined to be Disabled shall be deemed to have had a Termination of Employment on the date as of which he is determined to be Disabled.

10.02	Election of Benefit Payment or Commencement

(a)
Date of Payment or Commencement. A Member who has a Termination of Employment may elect to have his benefit paid, or to have payment of his benefit commence, as of the date of his Termination of Employment or as of any later date, provided that the specified date:

(i)	is the Member’s Termination of Employment date, or a later date;

(ii)	is the date on which the Pension and Benefits Committee receives the Member’s valid election to receive the distribution, or a later date, and

(iii)	is not later than the Valuation Date that coincides with or precedes the Member’s required beginning date as determined under Article XI (distribution requirements).

(b)
Involuntary Cash-Outs. Notwithstanding a Member’s election of a deferred distribution in accordance with Article X and regardless of the requirements of Section 10.02(c) (consent), if the total value of the Member’s benefit (which shall, for distributions made on or after January 1, 2007, include the portion of the Account consisting of Rollover Contributions) is $5,000 or less as of the Applicable Valuation Date, the Pension and Benefits Committee shall direct the Trustee to make a lump sum distribution to the Member of the entire value of the Member’s Account as soon thereafter as practicable. If an involuntary cash-out under this Section is $1,000 or more (including the value of the Distributee’s Roth Contributions Account), and if the Distributee does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Member in a direct rollover, or to receive the distribution directly in accordance with Article X, then the Pension and Benefits Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Pension and Benefits Committee. Such distribution shall be subject to the automatic rollover provisions of Article X.

(c)	Notice and Consent.

(i)
Except as provided in subsection (ii), below, with respect to any election under this Section 10.02 or Section 10.04, no more than 180, nor less than 30, days before the date as of which payment is to be made or commence, the Pension and Benefits Committee shall provide the Member with a written explanation of

(A)	the material terms, features, conditions, and relative values of the forms of payment available under the Plan, and

(B)	the Member’s right to defer payment, including the consequences of failing to defer such receipt.
No election under Section 10.02 or 10.04 hereof shall be valid unless it is made within 180 days of the date payment is to commence and after receipt of the written explanation.

(ii)	A distribution may commence in less than 30 days after the explanation required under subsection (i), above, is given to the Member, provided that:

(A)
the Pension and Benefits Committee clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the explanation to consider the decision to elect a distribution (and, if applicable, a particular distribution option), that the Member may revoke any election before the payment date;

(B)	payment occurs after the Member has received the explanation; and

(C)	the Member, after receiving the explanation, affirmatively elects a distribution.

(d)	Other Payment Rules.

(i)
Payment shall be made to the Member as soon as practicable after the Applicable Valuation Date. If the Member dies after Termination of Employment, but before the distribution is made by the Trustee, the distribution shall be made to the Member’s Beneficiary.

(ii)
No adjustment shall be made in the amount of such payment for investment gains or losses, interest or other income generated, or expenses incurred by the investment funds for the period from the Applicable Valuation Date to the actual date of payment of benefits.

10.03	Payment Medium

(a)
Default Medium is Cash. All distributions from the Plan (as well as all withdrawals pursuant to Article X) shall be made in cash, except that a Member or a Member's Beneficiary may elect to receive any distribution of amounts invested in the Johnson & Johnson Common Stock Fund and the Johnson & Johnson Stock Contribution Fund in the form of shares of Johnson & Johnson common stock. Notwithstanding the foregoing, the value of any fractional shares shall be distributed in cash and if the Member's Account is distributed as an involuntary cash-out pursuant to Section 10.02, the benefit shall be paid in the form of a lump-sum distribution of cash.

(b)
Distribution in Shares. If a Member or Beneficiary elects all or part of a distribution to be made in shares, the number of shares of Johnson & Johnson common stock for distribution, if any, shall be determined and fixed as of the Applicable Valuation Date in a manner determined by the Pension and Benefits Committee. When shares of Johnson & Johnson common stock are distributed, transfer of ownership shall take place on the Applicable Valuation Date, and the Member, Beneficiary or alternate payee shall not participate in any dividends or capital gains distributions under the Plan after that date.

10.04	Form of Payment

(a)
Default Form of Payment. A Member or Beneficiary who is entitled to receive a distribution pursuant to Sections 10.01 or 10.05 hereof shall receive the distribution in the form of a single lump-sum payment.

(b)
Optional Forms of Payment. A Member or Surviving Spouse entitled to a lump-sum payment under Section 10.04(a) may elect, in lieu thereof, to receive the distribution in approximately equal annual, quarterly or monthly installments over any period that does not exceed the life expectancy of the Member, or the joint life expectancy of the Member and the Member’s Spouse. The election of quarterly and monthly installments is subject to the requirement that the minimum quarterly payment must be at least $300, and the minimum monthly payment must be at least $100. While any installments remain unpaid, the value of the Member’s Account shall continue to be adjusted to reflect any gains, losses, income, and expenses of the Trust Fund.

10.05	Death Benefits

(a)
General. If a Member dies before the entire amount credited to his Account has been distributed, the Member’s Beneficiary shall be eligible to receive a distribution of the amount credited to the Member’s Account.

(b)
Determination of Beneficiary Status. The Pension and Benefits Committee shall make a determination that the Beneficiary is eligible for the Member's benefit, and for that purpose shall request proof of the Member’s death, together with any additional proof that the Pension and Benefits Committee deems necessary or appropriate to substantiate the Beneficiary's identity and status. Distribution shall be made to the Beneficiary in accordance with Section 10.05(c) or (d), below, as applicable, as soon as practicable following date as of which the Pension and Benefits Committee has received the necessary information and documentation and made a favorable determination of the Beneficiary’s identity and status.

(c)	Surviving Spouse. Where the Member's Beneficiary for any part of his benefit is his Surviving Spouse:

(i)	If the Member dies before payment of his benefit has commenced, the Surviving Spouse may

(A)
Commence payment of the applicable portion of the benefit on any date before the later of: (1) December 31 of the Plan Year immediately following the Plan Year in which the Member died, or (2) April 1 of the Plan Year following the calendar year in which the Member would have attained age 70½; and

(B)	Request payment of the applicable portion of the benefit to be made in installments in accordance with Section 10.04(b) over a period not to exceed the life expectancy of the Surviving Spouse.

(ii)
If the Member dies after payment of his benefit in the form of installment payments under Section 10.04(b) has commenced, distribution of the remaining installment payments shall be made to the Surviving Spouse over the period elected by the Member unless the Surviving Spouse elects payment in a lump sum. Such election shall be made in such form and manner and at such time as the Pension and Benefits Committee may require.

(iii)
If, following the death of a Member, a Surviving Spouse to whom an installment distribution is to be made, dies before the Surviving Spouse's entire interest in the Plan has been distributed, the Surviving Spouse's interest shall be distributed in a lump-sum payment to the designated beneficiary of the Surviving Spouse, or if there is no such designated beneficiary, in a lump-sum payment to the Surviving Spouse's estate.

(d)
Non-Spouse Beneficiary. Where the Member's Beneficiary for any part of his benefit is not his Surviving Spouse, and the Member dies before payment of his benefit has been made or commenced, the applicable portion of the benefit will be paid in a lump-sum payment as soon as practicable following the Pension and Benefits Committee's favorable determination in accordance with Section 10.05(b). Such payment shall be subject to Section 10.03 (payment medium) and in accordance such procedures as the Pension and Benefits Committee may require.

(e)	Designation of Beneficiary.

(i)
Priority of Beneficiaries. A Member's Beneficiary shall be his Spouse unless the Member designates another Beneficiary and the Spouse consents in accordance with paragraph (ii), below. If no designation is in effect at the time of the death of the Member, or if no person or entity so designated survives the Member, a Member's Beneficiary shall be, in the following order: the Member's Surviving Spouse, surviving children (in equal shares), surviving parents (in equal shares), surviving brothers and sisters (in equal shares), estate.

(ii)
Spousal Consent to Another Beneficiary. A Member’s designation of a Beneficiary other than his Spouse shall be effective only with the written consent of such Spouse, witnessed by a notary public, unless the Pension and Benefits Committee determines that spousal consent cannot be obtained because of circumstances specified by the Secretary of the Treasury; provided, however, that the Pension and Benefits Committee may designate such other form of spousal consent as may be permitted by law. In the absence of such spousal consent, a married Member shall be deemed to have designated as his Beneficiary the Spouse to whom he is married as of the date of his death unless and to the extent that such designation is inconsistent with a Qualified Domestic Relations Order.

(f)	Change in Beneficiary Designation.

(i)
Revocation. Subject to the provisions of Section 10.05(e), a Member may revoke a prior designation of a Beneficiary at any time by filing a notice of revocation with the Pension and Benefits Committee and may designate a new Beneficiary by filing a designation with the Pension and Benefits Committee. No such revocation or designation shall be effective until and unless it is received by the Pension and Benefits Committee prior to the Member’s death in a form and manner that is acceptable to the Pension and Benefits Committee.

(ii)	No Automatic Revocation Except for QDRO. If a Member designates his Spouse as his Beneficiary, that designation shall not be revoked or otherwise altered or affected by any

(A)	change in the marital status of the Member and such Spouse,

(B)	agreement between the Member and such spouse, or

(C)
judicial decree (such as a divorce decree) affecting any rights that the Member and such spouse might have as a result of their marriage, separation, or divorce (except to the extent that a Qualified Domestic Relations Order pursuant to Section 10.07 directs the designation of a Beneficiary), until and unless the Member revokes and designates a Beneficiary in accordance with this Section 10.05, it being the intent of the Plan that any change in the designation of a Beneficiary hereunder may be made by the Member only in accordance with the provisions of this Section 10.05 or pursuant to a Qualified Domestic Relations Order under Section 10.07.

(g)
If a Member dies on or after January 1, 2007 while performing qualified military service (as defined in Code Section 414(u)), the Member’s survivors are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Member had resumed and then terminated employment on account of death,

10.06	Direct Rollovers of Eligible Rollover Distributions

(a)	Optional Direct Rollovers.

(i)
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 10.06, a Distributee may elect, in such form and manner at such time as the Pension and Benefits Committee may require, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(ii)	Definitions. The following definitions shall apply for purposes of this Section 10.06:

(A)	“Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

(1)
any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more;

(2)	any distribution to the extent such distribution is required under Code Section 401(a)(9);

(3)	any amount that is distributed on account of hardship;

(4)	any other amount specified in Code Section 402(c)(4) as ineligible for rollover; and

(5)	any distribution from a Member’s Roth Contributions Account if the amount of the Eligible Rollover Distribution

(not including the value of the Roth Contributions Account) totals less than $200 during a Plan Year
A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code sections 408(a) or (b), or to a qualified defined contribution plan described in Code sections 401(a) or contract described in Code Section 403(b), provided that such 401(a) plan and 403(b) contract agree to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Notwithstanding the foregoing, a direct rollover from a Roth Contribution Account shall only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under Code Section 402(c).

(B)	“Eligible Retirement Plan” shall mean any of the following that accepts the Distributee’s Eligible Rollover Distribution:

(1)	an individual retirement account described in Code Section 408(a),

(2)	an individual retirement annuity described in Code Section 408(b),

(3)	a qualified trust described in Code Section 401(a)(31)(E) and 402(c)(8)(B),

(4)	an annuity plan described in Code Section 403(a),

(5)	an annuity contract described in Code Section 403(b) or

(6)
an eligible plan under Code Section 457(b) which is maintained by a state or local government employer that is an eligible employer described in Code Section 457(e)(1)(A) and which agrees to separately account for amounts transferred into such plan from this Plan;

(7)
effective for distributions to a non-Spouse Beneficiary after December 31, 2007, a Roth IRA described in Code Section 408A, provided that for distributions prior to January 1, 2010, the requirements of Section 408(A)(c)(3)(B) (as in effect before 2010) are met; and

(8)
effective for distributions to a non-Spouse Beneficiary after December 31, 2007, an individual retirement account or annuity described in Code Section 408(a) or (b) that is established for the purpose of receiving the distribution on behalf of a Beneficiary who is a non-Spouse designated beneficiary.
This definition of Eligible Retirement Plan shall also apply in the case of distribution to a Surviving Spouse, or to a Spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order.

(C)
“Distributee” shall mean an Employee or former Employee. Distributee also shall mean the Employee’s or former Employee’s Surviving Spouse, and the Employee’s or former Employee’s Spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order and in the case of a distribution made after December 31, 2007 the Member’s or former Member’s beneficiary who is a non-Spouse Beneficiary provided that such non-Spouse Beneficiary shall make a direct rollover to an individual retirement account or annuity described in Code Section 408(a) or (b) that is established for the purpose of receiving the distribution on behalf of a Beneficiary who is a non-Spouse designated beneficiary.

(D)	“Direct Rollover” shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

10.07	Distributions Pursuant to Qualified Domestic Relations Orders

(a)
General. Notwithstanding Section 15.02 (assignment and alienation), all or part of a Member’s Account may be distributed to an “alternate payee” (as defined in Code Section 414(p)(8)) in accordance with the terms of a domestic relations order which is determined by the Pension and Benefits Committee to be a Qualified Domestic Relations Order. The Pension and Benefits Committee shall establish reasonable written procedures to determine the qualified status of domestic relations orders and to administer distributions under orders determined to be Qualified Domestic Relations Orders. Such procedures shall be consistent with the regulations prescribed under Code sections 401(a)(13) and 414(p) and ERISA Section 206(d).

(b)	The Pension and Benefits Committee may prohibit loans, withdrawals and distributions from a Member's Account for certain periods, as follows:

(i)	If the Pension and Benefits Committee has received notice that a domestic relations order is forthcoming, for the period specified in the Pension and Benefits Committee's procedures;

(ii)	During any period in which the qualified status of a domestic relations order is being determined (by the Pension and Benefits Committee, by a court, or otherwise);

(iii)	If the Pension and Benefits Committee determines that a domestic relations order is a Qualified Domestic Relations Order, until the alternate payee's rights under the Order are satisfied.

(c)
Involuntary Cash-Out. If, as of the Applicable Valuation Date, the value of the amount payable to the alternate payee is not greater than $5,000 (excluding the portion attributable to Rollover Contributions), the Pension and Benefits Committee shall direct the Trustee to make a lump sum distribution to the alternate payee as soon thereafter as practicable, in accordance with the applicable provisions of this Article X.

(d)
Compliance with Terms of Plan. If an alternate payee does not elect a distribution, the alternate payee shall be subject to all of the rules governing withdrawals from the Plan until the alternate payee elects a distribution. The alternate payee may designate a beneficiary and change such designation in accordance with the applicable provisions of Article X. The alternate payee also may change the allocation of his Accounts in accordance with the applicable provisions of Article VII. The alternate payee may not request loans under Article VIII or in-service withdrawals under Article IX.

ARTICLE XI
DISTRIBUTION REQUIREMENTS AND LIMITATIONS

11.01	Latest Payment Date Without Member Consent
Unless the Member requests otherwise in accordance with this Article XI, in no event shall distribution be made later than the 60th day after the close of the Plan Year in which the last of the following occurs:

(a)	the Member’s attainment of Normal Retirement Age (which shall be age 65).

(b)	the 10th anniversary of the Member’s commencement of participation in the Plan; and

(c)	the Member’s Termination of Employment.

11.02	Latest Payment Dates With Member and Beneficiary Consent

(a)	General Rules

(i)	Precedence. The requirements of this Section 11.02 will take precedence over any inconsistent provisions of the Plan.

(ii)	Requirements of Treasury Regulations Incorporated. All distributions required under this Section 11.02 will be determined and made in accordance with the Code Section 401(a)(9).

(iii)
Construction. The provisions of this Section 11.02 are intended to reflect the model language issued by the Internal Revenue Service in connection with Code Section 401(a)(9), not to expand the distribution alternatives available under the Plan. No inference should be drawn from the provisions of this Section 11.02 that distribution alternatives not specified in other sections of the Plan are available.

(iv)
Notwithstanding any other provision of the Plan to the contrary, all distributions from this Plan shall conform to the Treasury regulations issued under Code Section 401(a)(9), Treas. Reg. §§ 1.401(a)(9)-2 through 1.401(a)(9)-9, including the incidental death benefit provisions of Code Section 401(a)(9)(G). Further, such regulations shall override any Plan provision that is inconsistent with Code Section 401(a)(9).

(b)	Time and Manner of Distribution.

(i)	Required Beginning Date. The Member’s entire interest under the Plan will be distributed, or begin to be distributed, to the Member, no later than the Member’s Required Beginning Date.

(ii)
Death of Member Before Distributions Begin. If the Member dies before distributions begin, the Member’s entire interest under the Plan will be distributed, or begin to be distributed, no later than as follows:

(A)
If the Member’s Surviving Spouse is the Member’s sole designated Beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70-1/2, if later.

(B)
If the Member’s Surviving Spouse is not the Member’s sole designated Beneficiary, then distributions to the Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(C)
If there is no designated Beneficiary as of September 30 of the year following the year of the Member’s death, then the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(D)
If the Member’s Surviving Spouse is the Member’s sole designated Beneficiary and the Surviving Spouse dies after the Member, but before distributions to the Surviving Spouse begin, this subparagraph will apply as if the Surviving Spouse were the Member.

For purposes of this Section 11.02(b), unless subsection (D) applies, distributions are considered to begin on the Member’s Required Beginning Date. If subsection (D) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under subsection (A).

(iii)
Forms of Distribution. Unless the Member’s interest is distributed in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with subsections 11.02(c) and 11.02(d) of this Article.

(c)	Required Minimum Distributions During Member’s Lifetime.

(i)
Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Member’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)	The quotient obtained by dividing the Member’s RMD Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations,

using the Member’s age as of the Member’s birthday in the Distribution Calendar Year; or

(B)
If the Member’s sole designated Beneficiary for the Distribution Calendar Year is the Member’s Spouse, the quotient obtained by dividing the Member’s RMD Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s and Spouse’s attained ages as of the Member’s and Spouse’s birthdays in the Distribution Calendar Year.

(ii)
Lifetime Required Minimum Distributions Continue Through Year of Member’s Death. Required minimum distributions will be determined under this subparagraph (c), beginning with the first Distribution Calendar Year, and up to and including the Distribution Calendar Year that includes the Member’s date of death.

(d)	Required Minimum Distributions After Member’s Death.

(i)	Death On or After Date Distributions Begin.

(A)
Member Survived by Designated Beneficiary. If the Member dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s RMD Account Balance by the longer of the remaining life expectancy of the Member or the remaining life expectancy of the Member’s designated Beneficiary, determined as follows:

(1)	The Member’s remaining life expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(2)
If the Member’s Surviving Spouse is the Member’s sole designated Beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each Distribution Calendar Year after the year of the Member’s death, using the Surviving Spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(3)
If the Member’s Surviving Spouse is not the Member’s sole designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

(B)
No Designated Beneficiary. If the Member dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s RMD Account Balance by the Member’s remaining life expectancy, calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin.

(A)
Member Survived by Designated Beneficiary. If the Member dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s RMD Account Balance by the remaining life expectancy of the Member’s designated Beneficiary, determined as provided in subparagraph (d)(i).

(B)
No Designated Beneficiary. If the Member dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(C)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Member dies before the date distributions begin, the Member’s Surviving Spouse is the Member’s sole Designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under subparagraph 11.02(b)(ii)(A); this subparagraph (d)(ii)(C) will apply as if the Surviving Spouse were the Member.

(e)	Definitions.

(i)
Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member’s Required Beginning Date. For distributions beginning after the Member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 11.02(b)(ii).

(ii)
RMD Account Balance. The RMD Account Balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Member’s Account as of dates in the valuation calendar year after the Applicable Valuation Date and decreased by distributions made in the valuation calendar year after the Applicable Valuation Date. The RMD Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(iii)
Required Beginning Date. Required Beginning Date means the April 1 of the calendar year following the later of (a) the calendar year in which the Member attains age 70½, or (b) the calendar year in which the Member retires. For purposes of a five percent owner (as defined in Code Section 416(i)), his or her Required Beginning Date means the April 1 of the calendar year following the calendar year in which the Member attains age 70½.

11.03	Limit on Otherwise Permissible Distributions
Notwithstanding any other provision of the Plan permitting distribution of benefits to a Member, in no event may a Member’s Pre-Tax Contributions, Roth Contributions or any income allocable thereto be distributed to the Member prior to one of the following events (all as described in Code sections 401(k)(2)(B) and (k)(10)(A)):

(a)	The Member’s death, disability, attainment of age 59½ or severance from employment (regardless of when the severance from employment occurred);

(b)	The termination of the Plan without the establishment or maintenance of a successor defined contribution plan (other than an employee stock ownership plan, as defined in Code Section 4975(e));

(c)	The Member’s financial hardship, as described in Section 9.02 of the Plan; or

(d)
Any other event deemed by the Internal Revenue Service (through the publications of revenue rulings, notices or other documents of general applicability) to constitute a permissible distribution event.

ARTICLE XII
ADMINISTRATION

12.01	General
In accordance with Section 12.02(a)(ii), the Pension and Benefits Committee shall control and manage the operation and administration of the Plan and Trust, as and to the extent set forth in the Plan and Trust.

12.02	Named Fiduciaries

(a)
General. For purposes of ERISA, the named fiduciaries of the Plan shall be the Pension and Benefits Committee, the Benefit Claims Committee, and the Trustee. Each named fiduciary shall be responsible only for the duties assigned to it under the Plan and shall not be responsible for any act or failure to act of another named fiduciary unless otherwise responsible for a breach of its own duty or for a breach of duty by another fiduciary under the rules of co-fiduciary responsibility.

(i)
Pension and Benefits Committee. The Pension and Benefits Committee shall have the sole responsibility for administering the Plan and Trust except as specifically provided otherwise and shall have all powers specifically vested in it by the Plan, and all such other powers necessary or convenient to carry out its responsibilities under the Plan. The Pension and Benefits Committee acts in its non-fiduciary, or settler, capacity when exercising its power and responsibility under Section 6.06 (corrections), Article XIV (amendment and termination), Section 15.01 (associated employers), and any other provision of the Plan in which the Pension and Benefits Committee is specified as acting in a “settlor” capacity.

(ii)	Trustee. Pursuant to Section 12.05, the Trustee shall be responsible for the management and control of the assets of the Plan to the extent provided in the Plan and Trust Agreement.

(b)
Allocations and Delegations of Responsibilities. The Pension and Benefits Committee, and the Benefit Claims Committee may each, in fulfilling their responsibilities allocate among its members, and/or delegate to one or more other persons selected by it, responsibility and authority, including its discretionary responsibility and authority, for fulfilling some or all of its fiduciary responsibilities under the Plan (other than trustee responsibilities as defined in ERISA Section 405(c)(3)), in accordance ERISA Section 405(c) and the following procedures:

(i)	the allocation or delegation must be approved by a majority of the members of the applicable named fiduciary;

(ii)	if such action is not unanimously approved, the vote cast by each member shall be recorded in the official minutes of the applicable named fiduciary; and

(iii)	the allocation or delegation may be modified or rescinded by the applicable named fiduciary in accordance with the procedure set forth in subsections (i) and (ii), above.

(c)
Additional Authority. The Pension and Benefits Committee, and the Benefit Claims Committee may each, in fulfilling their responsibilities (by way of illustration and not of limitation), do any or all of the following:

(i)	designate one or more of its members to sign on its behalf directions, notices and other communications to any entity or other person;

(ii)	establish rules and regulations with regard to its conduct and the fulfillment of its responsibilities under the Plan; and

(iii)	designate other persons to render advice with respect to any responsibility or authority pursuant to the Plan being carried out by it or any of its delegates under the Plan.

(d)	Reliance on Reports, Documents, etc. The named fiduciaries may rely on information, directions or other communications reasonably believed by it to be accurate.

(e)	More Than One Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

12.03	The Pension and Benefits Committee

(a)
Introduction. The Pension and Benefits Committee shall have the responsibilities and powers set forth in this Article. No member of the Pension and Benefits Committee shall receive any consideration from the Plan for his services as such.

(b)
Transaction of Business. The Pension and Benefits Committee shall hold meetings upon such notice, at such place or places, and at such intervals as are required to carry out its functions. A majority of the members of the Pension and Benefits Committee at any time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Pension and Benefits Committee shall be by vote of a majority of those present at a meeting of the Pension and Benefits Committee, or without a meeting by an instrument in writing signed by all the members of the Pension and Benefits Committee at such time in office.

(c)	Powers and Duties.

(i)
General. Except as otherwise specifically provided herein, the Pension and Benefits Committee shall have the authority to control and manage the operation and administration of the Plan, including all rights and powers necessary or convenient to carry out its functions hereunder, whether or not such rights and powers are specifically enumerated herein. In particular, except as otherwise specified herein, the Pension and Benefits Committee shall have sole and exclusive discretionary authority and responsibility for administering, construing, and interpreting the provisions of the Plan, determining eligibility for and amount of benefits, and making all determinations, including factual determinations, hereunder. Except as otherwise specified herein or by applicable law, the Pension and Benefits Committee shall determine conclusively for all parties all questions arising out of the interpretation or administration of the Plan.

(ii)
Specific Powers and Duties Relating to General Plan Administration. Without limiting the powers and duties described in subsection (i), and in addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Pension and Benefits Committee shall have the following specific discretionary powers and duties relating to general Plan administration:

(A)	To make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

(B)
To interpret the Plan and to decide any and all matters arising hereunder, including, without limitation, the right to remedy possible ambiguities, inconsistencies, or omissions, by general rule or particular decision;

(C)
To determine eligibility for benefits and to compute the amount of benefits that shall be payable to any Member, former Member, or Beneficiary in accordance with the provisions of the Plan, and in the event that the Pension and Benefits Committee determines that an error has been made in the determination of benefits or that excessive benefits have been paid to any person, the Pension and Benefits Committee may correct the error, or in the case of payment of excessive benefits, suspend payment of the future benefits to such person or his Beneficiary or reduce the amount of such future benefits until the excessive benefits and any interest thereon determined by the Pension and Benefits Committee have been recovered by the Plan;

(D)	To authorize disbursements from the Trust Fund; and any instructions of the Pension and Benefits Committee authorizing disbursements shall be evidenced in writing and signed by a member of the Pension and Benefits Committee or a delegate that has been given such authority;

(E)	To appoint the Designated Administrator and such other persons to carry out such responsibilities under the Plan as the Pension and Benefits Committee may determine;

(F)	To employ one or more persons to render advice with respect to any of the Pension and Benefits Committee’s responsibilities under the Plan;

(G)	To appoint one or more “investment managers,” as that term is defined by ERISA Section 3(38), to manage (including the power to acquire and dispose of) any assets of the Trust Fund;

(H)	To select service providers for the Plan that are necessary or desirable, in the discretion of the Pension and Benefits Committee, for the proper administration of the Plan;

(I)	To authorize loans pursuant to Article VIII and to take all necessary or appropriate actions to collect debts (including unpaid interest and expenses) arising in connection with such loans;

(J)	To provide (or cause to be provided) to each Member the information required by Department of Labor Regulation Section 2550.404c-1(b)(2)(i)(B) and -1(d)(2)(ii)(E)(4)(v); and

(K)	To act as administrator of the Plan within the meaning of ERISA Section 3(16)(A).

(iii)
Specific Powers and Duties Relating to Plan Assets. Without limiting the powers and duties described in subsection (i), and in addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Pension and Benefits Committee shall have the following specific discretionary powers and duties relating to Plan assets:

(A)	To appoint and remove the Trustee of the Trust;

(B)	To enter into, amend or terminate the Trust Agreement;: ‘

(C)
To establish, amend, terminate, merge, divide or combine (in whole or in part) any trust of the Plan, provided that there shall at all times be at least one trust except for such periods as all benefits of the Plan are funded through insurance contracts or are held by an insurance company;

(D)	To establish funding policies and methods consistent with the objectives of the Plan and the requirements of ERISA;

(E)	Manage the investment of the assets of the Plan;

(F)	Appoint and remove one or more investment managers, who are not trustees of the Plan, to direct the Trustee of the Plan as to the management, acquisition or disposition of any assets of the Trust;

(G)	To purchase insurance policies or contracts to provide all or any part of the benefits contemplated by the Plan;

(H)	To enter the Plan into investment contracts with an insurance company pursuant to which said insurance company holds the assets of the Plan for investment; and

(I)	To direct the Trustee to make investments on behalf of the Plan or to transfer part or all of the assets of the Plan to any other trustee of a trust or trusts of the Plan.

(d)
Member’s Own Participation. No member of the Pension and Benefits Committee may act or vote on a decision of the Pension and Benefits Committee specifically relating to the member’s own participation in the Plan.

12.04	The Benefit Claims Committee

(a)
Appointment. The Pension and Benefits Committee shall appoint the Benefit Claims Committee. The Pension and Benefits Committee may, at any time, (i) modify the Benefit Claims Committee’s composition or membership; (ii) limit or otherwise modify the scope of the matters over which the Benefit Claims Committee shall have claims review authority; or (iii) otherwise modify or amend these claims review procedures through Plan amendment.

(b)
Transaction of Business. The Benefit Claims Committee shall hold meetings upon such notice, at such place or places, and at such intervals as are required to carry out its functions. A majority of the members of the Benefit Claims Committee at any time in office shall constitute a quorum for the transaction of business. All actions taken by the Benefit Claims Committee shall be by vote of a majority of those present at a meeting of the Benefit Claims Committee, or without a meeting by an instrument in writing signed by all the members of the Benefit Claims Committee at such time in office.

(c)
Powers and Duties. The Benefit Claims Committee shall have sole responsibility for reviewing all appeals of claims submitted under the Plan. The Benefit Claims Committee shall have full discretionary authority to review all appeals of claims regarding participation and benefits eligibility, the amount of benefits due any claimant, and any other matter of fact or interpretation relating to the Plan arising from an appeal of a claim.

12.05	Investment of Plan Assets

(a)	General. The Trustee shall have exclusive responsibility for investment of the assets of the Trust unless the Pension and Benefits Committee shall either:

(i)	allocate control and management of all or any portion of the Trust assets to an investment manager, or

(ii)	notify the Trustee that the Pension and Benefits Committee shall direct the Trustee in the investment of all or any portion of the Trust.

(b)	Appointment of Investment Managers.

(i)
If the Pension and Benefits Committee appoints an investment manager pursuant to subsection (a), such investment manager shall be an investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in such Act, or an insurance company which is qualified to manage the assets of employee benefit plans under the laws of more than one state.

(ii)
An investment manager shall acknowledge in writing its appointment as a fiduciary of the Plan, and shall serve until a proper resignation is received by the Pension and Benefits Committee, or until it is removed or replaced by the Pension and Benefits Committee.

(iii)
An investment manager shall have sole investment responsibility for that portion of the Trust assets which it has been appointed to manage, and no other fiduciary of the Plan shall have any responsibility for the investment of any such assets, or liability for any loss to or diminution in value of such assets resulting from any action directed, taken or omitted by an investment manager. An Employer, the Trustee and/or the Pension and Benefits Committee, if acting in accordance with the directions of the investment manager, shall be under no duty to question such direction.

(c)	Directed Trustee.

(i)
If the Pension and Benefits Committee notifies the Trustee that the Pension and Benefits Committee will direct the Trustee in the investment of all or any portion of the Trust, the Trustee shall be subject to proper directions of the Pension and Benefits Committee, which are made in accordance with the terms of the Plan and which are not contrary to the provisions of ERISA Title I.

(ii)
The Trustee shall be fully protected in acting in accordance with each such direction. No other fiduciary of the Plan shall have any responsibility for the investment of any asset of the Trust, the direction of which is given to the Pension and Benefits Committee, or liability for any loss to or diminution in value of the Trust resulting from any action taken or omitted by the Trustee in accordance with any such direction.

12.06	Plan Expenses
The reasonable expenses of administering the Plan the Plan, including the compensation of the Trustee, attorneys, advisors, actuaries, fiduciaries, and such other persons providing technical and clerical assistance as may be required, shall be authorized by the Pension and Benefits Committee to be paid out of the Trust Fund, except to the extent that an Employer elects to pay all or part thereof directly.

ARTICLE XIII
CLAIMS PROCEDURE

13.01	Claims for Benefits
Before any benefit shall be payable, each Member or other person entitled to a benefit shall file an application for benefits with the Designated Administrator in writing on forms provided, along with any information required to establish the right to, and amount of, benefits under the Plan.

13.02	Denial of Claim

(a)
Initial Denial. If an application for benefits is partially or completely denied, the claimant will receive a written explanation of the reason for denial within a reasonable period of time, but not later than 90 days after receipt of the application by the Plan, unless the Designated Administrator determines special circumstances require an extension of time for processing the application. If the Designated Administrator determines an extension of time to review the application is required, written notice of the extension (which shall not exceed 90 days) shall be furnished to the claimant prior to the end of the initial 90 day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Designated Administrator expects to render its decision.

(b)	Written Explanation. The decision of the Designated Administrator shall set forth:

(i)	the specific reason or reasons for the denial of the claim;

(ii)	reference to the specific Plan provisions on which the determination is based;

(iii)	a description of any additional material or information necessary for the claimant to complete his claim and an explanation of why such material or information is necessary; and

(iv)
a description of the Plan’s review procedures and the time limits applicable to such procedures, including, a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

13.03	Appeal of a Denied Claim

(a)
Appeal. Once a denial of a claim has been received, the claimant may appeal the denial by filing such written appeal with the Designated Administrator within 60 days of receipt of the denial. The claimant may request from the Designated Administrator, upon written request and free of charge, reasonable access to and copies of, all documents, records and other information pertinent to the decision regarding the appeal, and the claimant may submit any written comments, documents, records and other information relating to the claim that the claimant considers appropriate with the appeal. [The Designated Administrator shall forward the appeal, and all related materials, to the Benefit Claims Committee.]

(b)
Benefit Claims Committee. The Benefit Claims Committee has exclusive authority to review and resolve any appeal of a denied claim. The Benefit Claims Committee may, in its sole discretion, hold a hearing or conduct an independent investigation. The review of the claim shall take into account all comments, documents, records and other information submitted by the claimant with respect to the claim, without regard to whether such information was submitted in the initial benefit determination. Within 60 days after receipt of a request for review under Section 13.03(a), the Benefit Claims Committee shall deliver to the claimant a written decision with respect to such claim, except if there are special circumstances which require more time, the 60-day period may be extended to 120 days upon notice to the claimant to that effect. If the Benefit Claims Committee determines an extension of time to review the application is required, written notice of the extension (which shall not exceed 60 days) shall be furnished to the claimant prior to the end of the initial 60 day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Benefit Claims Committee expects to render its decision. In the event the claimant fails to submit information necessary to make a benefit determination on review, such period shall be tolled from the date on which the extension notice is sent to the claimant until the date on which the claimant responds to the request for additional information.

(c)
Written Explanation. The decision on review shall be in writing, may be delivered electronically, and, in the case of an adverse determination, shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall also include:

(i)
a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, or other information relevant to the claimant’s claim for benefits; and

(ii)	a statement describing any voluntary appeal procedures offered by the Plan, and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.

(d)	Finality of Decision. In the case of an appeal, the decision of the Benefit Claims Committee shall be final and binding to the full extent permitted under applicable law.

ARTICLE XIV
AMENDMENT AND TERMINATION

14.01	Right to Amend
Johnson & Johnson, through the Pension and Benefits Committee, reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan, before the satisfaction of all liabilities with respect to them. No amendment shall be made which has the effect of decreasing the benefit of any Member or of reducing the nonforfeitable percentage of the benefit of a Member below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

14.02	Continuance of Plan Upon Acquisition of Johnson & Johnson
The Plan shall not terminate automatically upon the acquisition of Johnson & Johnson by any other company or the merger of Johnson & Johnson into any other company, but the Plan shall be continued after such acquisition or merger; provided that the successor company agrees to continue the Plan.

14.03	Merger or Consolidation
To the extent that Code Section 414(l) is applicable, and in accordance with Code Section 414(l), the Plan, or any portion thereof, may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan, unless each affected person entitled to benefits under the Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the transferee plan had then terminated) that is equal to or greater than the benefit the person would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated), or unless such alternative requirements that may be imposed by regulations under Code Section 414(l) are satisfied.

14.04	Termination of the Plan
While the Plan was established as a permanent program, Johnson & Johnson, acting in a settlor capacity and not as a fiduciary of the Plan, reserves the right to terminate the Plan, partially or in its entirety, at any time by a written resolution of the Pension and Benefits Committee. The Plan is entirely voluntary on the part of each Employer, and the continuance of the Plan and the benefits thereunder are not assumed as a contractual obligation by an Employer. None of an Employer’s guarantees or promises to pay or cause to be paid any of the benefits provided by the Plan.
In the event that the Pension and Benefits Committee adopts a written resolution to terminate the Plan, the Plan shall be terminated as of a date specified in the resolution. In the event of the termination or partial termination of the Plan, or upon complete discontinuance of contributions under the Plan, the rights of all affected Members in their Accounts shall be nonforfeitable, and the value of each affected Member’s Account shall be distributed in such manner and at such time as the Pension and Benefits Committee shall direct in accordance with applicable law.

ARTICLE XV
MISCELLANEOUS

15.01	Associated Employers

(a)
Participation. Subject to the consent of Johnson & Johnson, acting through the Pension and Benefits Committee, an Associated Employer may become an Employer under the Plan by delivering to the Pension and Benefits Committee a resolution of its board of directors approving such action.

(b)
Withdrawal From the Plan. An Employer participating hereunder that wishes to withdraw from the Plan and cease to be an Employer under the Plan shall deliver to the Pension and Benefits Committee a resolution of its board of directors that authorizes such withdrawal in accordance with procedures developed by the Pension and Benefits Committee governing such withdrawal.

(c)
Settlor Status of Pension and Benefits Committee. In consenting to an Associated Employer's participation in the Plan or administering its withdrawal from the Plan, the Pension and Benefits Committee shall be acting in a settlor capacity and not as a fiduciary of the Plan.

15.02	Assignment and Alienation
No Member or Beneficiary shall have the right to assign, hypothecate, encumber commute, anticipate, alienate, transfer, or otherwise subject to lien his interest in any payments under the Plan, and the right of any Member, former Member, Employee, or Beneficiary to any benefit or to any payment hereunder or to any separate Account shall not be subject to assignment, hypothecation, encumbrance, commutation, anticipation, alienation or transfer, or otherwise subject to lien, except to the extent provided for with respect to loans under Article VIII or by a Qualified Domestic Relations Order under Article X, or as otherwise provided by law. Notwithstanding the foregoing, the Plan shall recognize and honor any judgment, decree or order issued on or after August 5, 1997, or any settlement agreement entered into on or after August 5, 1997, which orders or requires a Member to pay an amount to the Plan in accordance with Code Section 401(a)(13)(C).

15.03	Incapacity
If the Pension and Benefits Committee determines that any person entitled to benefits hereunder is unable to care for such person’s affairs because of illness or accident, any payment due (unless a duly qualified guardian or other legal representative has been appointed) may be paid for the benefit of such person to such person’s spouse, parent, brother, sister, or other party deemed by the Pension and Benefits Committee to have incurred expenses for such person.

15.04	Required Information

(a)
General. As a condition of participating in the Plan or receiving benefits therefrom, every Employee, Member, Beneficiary or Spouse shall complete and execute such forms as the Pension and Benefits Committee may prescribe, and shall furnish such other information as the Pension and Benefits Committee deems necessary or desirable for the proper administration of the Plan, in such form and manner and at such time as the Pension and Benefits Committee shall require.

(b)
Benefit Entitlement. Any person eligible to receive benefits hereunder shall furnish to the Pension and Benefits Committee any information or proof requested by the Pension and Benefits Committee and reasonably required for the proper administration of the Plan. Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of any benefits that may be due under the Plan until such information or proof is received by the Pension and Benefits Committee. If any person claiming benefits under the Plan makes a false statement that is material to such person’s claim for benefits, the Pension and Benefits Committee may offset against future payments any amount paid to such person to which such person was not entitled under the provisions of the Plan.

15.05	Inability to Locate Members
Each Member and each Beneficiary entitled to receive a benefit under the Plan shall keep the Pension and Benefits Committee advised of his current address. If the Pension and Benefits Committee is unable to locate a Member or Beneficiary to whom a benefit is payable under the Plan, commencing with the first day of the month as of which such benefit becomes payable, the total amount payable to such Member or Beneficiary shall be forfeited and shall be used to reduce future Employer Matching Contributions. If such Member or Beneficiary to whom a benefit is payable makes a valid claim in writing for such benefit after the benefit has been forfeited, the benefit shall be reinstated. The reinstated benefit shall be paid from current forfeitures arising under this Section and, if that amount is not sufficient, the Employer shall make an additional contribution to the Plan sufficient to fund the reinstated benefit. In the event of such reinstatement, payment shall commence to the Member or Beneficiary in accordance with the terms of the Plan.

15.06	No Right to Employment
The establishment and maintenance of the Plan and Trust shall not be deemed to constitute a contract between an Employer and its Employees or to be considered for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed (a) to give to any Employee the right to be retained in the employ of an Employer; (b) to affect the right of an Employer to discipline or discharge any Employee at any time; (c) to give an Employer the right to require any Employee to remain in its employ; or (d) to affect any Employee’s right to terminate his employment at any time.

15.07	Withholding Taxes
The Pension and Benefits Committee may make any appropriate arrangements to deduct from all amounts paid under the Plan any taxes required to be withheld by any government or government agency. The Member and/or his Beneficiary shall bear all taxes on amounts paid under the Plan to the extent that no taxes are withheld, irrespective of whether withholding is required.

15.08	Gender and Number
In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as “her or his” and “Employee or Employees,” any masculine terminology herein shall also include the feminine and neuter, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.

15.09	Headings
Any headings used in this instrument are for convenience of reference only and are to be ignored in the construction of any provision hereof.

15.10	Severability
If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

15.11	Governing Law
The Plan shall be construed, administered, and regulated in accordance with the provisions of ERISA, and, to the extent not preempted thereby, in accordance with the laws of the State of New Jersey. The provisions of New Jersey law apply unless contrary to the laws of any other state having primary jurisdiction.

ARTICLE XVI
SPECIAL PAYMENT PROVISIONS

16.01	Re-Employed Veterans’ Rights
Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

16.02	Hurricane Katrina Provisions

(a)
In accordance with Section 1400Q(a)(6)(A) of the Internal Revenue Code, in the case of a Qualified Hurricane Katrina Distribution that would otherwise be an “eligible rollover distribution” (within the meaning of Section 402(c)(4) of the Internal Revenue Code), and that is not rolled over to an Eligible Retirement Plan, the distributee may elect to have the 20% federal income tax withholding (that would otherwise be mandatory under Section 3405 of the Internal Revenue Code) not apply.

(b)
In accordance with Section 1400Q(a)(3)(A) of the Internal Revenue Code, during the three-year period beginning on the day after receipt of a Qualified Hurricane Katrina Distribution, a Member may make one or more contributions in an aggregate amount not to exceed the amount of such Qualified Hurricane Katrina Distribution. Such contributions shall be afforded the tax-deferred treatment described in Section 1400Q(a)(3)(B) of the Internal Revenue Code.

(c)
In accordance with Section 1400Q(a)(6)(B) of the Internal Revenue Code, a Qualified Hurricane Katrina Distribution shall be permitted regardless of whether a Member has exhausted all available loans under the Plan.

(d)
In accordance with Section 1400Q(c) of the Internal Revenue Code, a Member (1) whose principal place of abode on August 28, 2005 was located in the Hurricane Katrina disaster area, (2) who has sustained an economic loss by reason of Hurricane Katrina, and (3) who has one or more outstanding loans from the Plan on or after August 25, 2005, shall be permitted to defer for up to one year any payment on such loan or loans that would otherwise have been due between August 25, 2005 and December 31, 2006. In the event a Member elects to defer loan payments, (1) the subsequent repayments shall be adjusted to reflect the delay in the due date and any interest accruing during such delay, and (2) the period of the delay shall be disregarded for purposes of the five-year loan term maximum and the level amortization requirements set forth in Sections 72(p)(B) and (C) of the Internal Revenue Code, respectively.

ARTICLE XVII
TOP-HEAVY PLAN PROVISIONS

17.01	Determination of Top-Heavy Status

(a)
As soon as practicable after the first day of each Plan Year, the Pension and Benefits Committee shall determine whether the Plan is a Top-Heavy Plan in accordance with the provisions of this Article XVII.

(b)
If, as of any Determination Date, as defined below, the Plan is determined to be a Top-Heavy Plan, the provisions of Section 17.03, below, shall take effect as of the first day of the Plan Year next following the Determination Date and shall continue to be in effect until the first day of any subsequent Plan Year following a Determination Date as of which it is determined that the Plan is no longer a Top-Heavy Plan.

(c)	In determining whether the Plan is a Top-Heavy Plan with respect to any Plan Year,

(i)	the Valuation Date coinciding with the Determination Date shall be used; and

(ii)	the Plan shall be aggregated with all Controlled Group Plans included in the Permissive Aggregation Group.

17.02	Definitions Concerning Top-Heavy Status

(a)	For purposes of this Article XVII, the following definitions shall apply and shall be interpreted in accordance with the provisions of Code Section 416.

(i)	“Determination Date” means the last day of the Plan Year immediately preceding the Plan Year for which the determination is made.

(ii)	“Johnson & Johnson Plan” means any stock bonus, pension, or profit-sharing plan of an Employer or an Associated Employer intended to qualify under Section 401(a) of the Code.

(iii)	“Key Employee” means any individual who is a “key employee” of an Employer or an Associated Employer within the meaning of Code Section 416(i)(1) and (5).

(iv)
“Non-Key Employee” means, for any Plan Year, an individual who was employed as an Employee at any time during the Plan Year and who is not a Key Employee. A “Non-Key Employee” shall include an Employee who is a former Key Employee.

(v)
“Permissive Aggregation Group” means a group of Johnson & Johnson Plans comprising each Johnson & Johnson Plan that is included in the Required Aggregation Group and each other Johnson & Johnson Plan selected by the Pension and Benefits Committee for inclusion in the Permissive Aggregation Group that would not, by its inclusion, prevent the group of Johnson & Johnson Plans included in the Permissive Aggregation Group from continuing to meet the nondiscrimination requirements of Code Section 401(a)(4) and the participation requirements of Code Section 410.

(vi)
“Required Aggregation Group” means one or more Johnson & Johnson Plans including each Johnson & Johnson Plan in which a Key Employee is a member and each other Johnson & Johnson Plan that enables any Johnson & Johnson Plan in which a Key Employee participates to meet the nondiscrimination requirements of Code Section 401(a)(4) or the participation requirements of Code Section 410.

(vii)
“Top-Heavy Group” means a Required Aggregation Group if the sum of the present values of accrued benefits for Key Employees under all Johnson & Johnson Plans included in such Required Aggregation Group exceeds 60 percent of the sum of the present values of accrued benefits of all employees. The present value of the accrued benefits for any employee shall be calculated in accordance with the provisions of Code Section 416(g).

(viii)	“Top-Heavy Plan” means a Johnson & Johnson Plan that is included in a Top-Heavy Group.

(ix)	“Top-Heavy Year” means a Plan Year for which the Plan is deemed to be Top-Heavy.

(b)	Unless otherwise specified herein, other terms in this Article XVII have the respective meanings ascribed thereto by the other provisions of the Plan.

17.03	Effect of Top-Heavy Status

(a)
For each Top-Heavy Year, as of a date not later than the last day of the Top-Heavy Year, the Employer shall contribute on behalf of each Non-Key Employee who has satisfied the requirements of Section 4.01 and who has not had a Termination of Employment as of the last day of the Top-Heavy Year

(i)	the Employer Matching Contributions an Employer otherwise would have made under the Plan for such Plan Year (determined without regard to compensation in excess of Compensation), or, if greater,

(ii)	contributions for such Plan Year that, when added to the contributions made by an Employer for such Non-Key Employee (and any forfeitures allocated to the accounts of such Non-Key Employee) for such Top-Heavy Year under all other defined contribution plans of an Employer, equal not less than the lesser of

(A)	three percent (3%) of Compensation, or

(B)
the highest percentage of Compensation at which Employer contributions plus forfeitures are allocated (or required to be allocated) for the Plan Year to the accounts of any Key Employee; provided, however, that the minimum allocation shall be made for a Member who is a Non‑Key Employee for each Plan Year in which the Plan is top‑heavy, even if such Member has declined to elect to have Pre-Tax or After-Tax Contributions made on his behalf; and provided further that the provisions of this paragraph (ii) shall not apply if the Plan is in the Required Aggregation Group and enables a defined benefit plan in the Required Aggregation Group to meet the requirements of Code Section 401(a)(4) or Code Section 410. For purposes of this paragraph (ii), all defined contribution plans in the Required Aggregation Group shall be treated as one plan.

(b)	Notwithstanding the foregoing,

(i)
the minimum contribution shall not be required (or shall be reduced, as the case may be), for a Non-Key Employee under this Plan for any Plan Year if an Employer or an Associated Employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made an account of such Plan Year, in whole or in part, on behalf of the Non-Key Employee, in accordance with Code Section 416(c); and

(ii)
no contribution shall be made pursuant to this subsection (a) to the account of a Non-Key Employee who is a Member in the Consolidated Retirement Plan of Johnson & Johnson for any Plan Year in which both the Plan and the Consolidated Retirement Plan of Johnson & Johnson are determined to be Top-Heavy Plans. A Member described in the preceding sentence shall, for any such Plan Year, be entitled to the minimum benefit provided under the Consolidated Retirement Plan of Johnson & Johnson.

(c)
The aggregate amount of any minimum contributions that are made pursuant to the requirements of subsection (a), above, shall not be forfeitable under provisions that otherwise would be permitted by Code Section 411(a)(3)(B) (relating to suspension of benefits upon reemployment) or Code Section 4X(a)(3)(D) (relating to forfeitures upon withdrawal of mandatory contributions).

(d)
The Plan shall meet the requirements of this Section 17.03 without taking into account Employer contributions for the period prior to January 1, 1985, attributable to a salary reduction or similar arrangement or, in accordance with

Code Section 416(e), contributions or benefits under chapter 21 of the Code (relating to the Federal Insurance Contributions Act), Title II of the Social Security Act, or any other Federal or state law.

17.04	Effect of Discontinuance of Top-Heavy Status
If, for any Plan Year after a Top-Heavy Year, the Plan is no longer Top-Heavy, the provisions of Section 17.03 shall not apply with respect to such Plan Year; provided that the accrued benefit of any Member shall not be reduced on account of the operation of this Section 17.04.

17.05	Intent of Article XVII
This Article XVII is intended to satisfy the requirements imposed by Code Section 416 and shall be construed in a manner that will effectuate this intent. This Article XVII shall not be construed in a manner that would impose requirements that are more stringent than those imposed by Code Section 416.

EXHIBIT A

SALARIED COVERAGE
JOHNSON & JOHNSON AND AFFILIATED COMPANIES
3-D PHARMACEUTICALS (effective 07/01/2003)
ACCLARENT (effective 01/01/2011)
ADVANCED STERILIZATION PRODUCTS
ALZA CORPORATION (effective 01/01/2003)
ANIMAS (effective 07/01/2006)
ARROW/THEREX (effective 05/01/2002)
ARTEMIS MEDICAL, INC. (effective 10/01/2004)
ATRIONIX, INC.
BIOSENSE, INC.
BIOSENSE WEBSTER
CAN-AM CORP. USA
CENTOCOR, INC.
CHILDREN WITH DIABETES (effective 4/1/2008)
CLOSURE (effective 01/01/2006)
CODMAN & SHURTLEFF, INC.
CONOR MEDSYSTEMS (effective 07/01/2007)
CORDIS CORPORATION AND SUBSIDIARIES
COUGAR BIOTECHNOLOGY (effective 01/01/2010)
DEPUY PRODUCTS INC AND SUBSIDIARIES
DIABETES DIAGNOSTICS, INC.
EGEA BIOSCIENCES (effective 07/01/2004)

ENSURE MEDICAL (effective 10/01/2006)
ETHICON, INC.
ETHICON ENDO-SURGERY
FUTURE MEDICAL SYSTEMS (effective 07/01/2006)
HAND INNOVATIONS (effective 07/01/2006)
HEALTHMEDIA (effective 07/01/2009)
HEARTPORT, INC.
HUMAN PERFORMANCE INSTITUTE (effective 07/01/2009)
IMMUNICON (effective 08/02/2008)
INTEG RESEARCH USA
JANSSEN PHARMACEUTICA, INC.
JOHNSON & JOHNSON
JOHNSON & JOHNSON CONSUMER PRODUCTS COMPANY
JOHNSON & JOHNSON DEVELOPMENT CORPORATION
JOHNSON & JOHNSON FINANCE CORPORATION
JOHNSON & JOHNSON HEALTHCARE SYSTEMS
JOHNSON & JOHNSON INTERNATIONAL
JOHNSON & JOHNSON SALES & LOGISTICS COMPANY
JOHNSON & JOHNSON SERVICES, INC.
JOHNSON & JOHNSON VISION CARE INC.
LIFESCAN, INC.
LINK SPINE GROUP (effective 06/03/2003)
LUMEND (effective 01/01/2006)
LXN CORPORATION
MAYA’S MOM (effective 09/01/2007)

McNEIL CONSUMER HEALTHCARE COMPANY
McNEIL SPECIALTY PRODUCTS COMPANY
MEDIX (effective 01/01/2005)
MENTOR (effective 01/01/2010)
MICRO TYPING SYSTEMS (effective 03/15/2002)
MITEK
NEUTROGENA CORPORATION
NORAMCO, INC.
OMRIX (effective 02/01/2009)
ORA PHARMA (effective 02/11/2003)
ORQUEST (effective 01/25/2003)
ORTHO BIOTECH, INC.
ORTHO-CLINICAL DIAGNOSTIC SYSTEMS, INC.
ORTHO-MCNEIL PHARMACEUTICAL CORPORATION
PENINSULA (effective 06/30/2005)
PFIZER CONSUMER (effective 12/21/2006)
SANTEN Pharmaceuticals (effective 02/16/2004)
SCIOS (effective 01/01/2004)
SOMERSET LABORATORIES, INC.
SURGRX (effective 01/01/2009)
ST. LOUIS (WYETH) (effective 04/08/2004)
TERAMED, INC.
THERAKOS, INC.
TIBOTECH VIRCO (effective 04/18/2002)
TRANSFORM (effective 07/01/2005)

EXHIBIT B

HOURLY COVERAGE
JOHNSON & JOHNSON AND AFFILIATED COMPANIES

ALZA CORPORATION
CODMAN & SHURTLEFF, INC.
CORDIS CORPORATION AND SUBSIDIARIES
DEPUY PRODUCTS, INC AND SUBSIDIARIES
ETHICON ENDO-SURGERY
ETHICON, INC.
JOHNSON & JOHNSON CONSUMER PRODUCTS, INC.
JOHNSON & JOHNSON VISION CARE INC.
LIFESCAN, INC.
McNEIL SPECIALITY PRODUCTS COMPANY
NEUTROGENA CORPORATION
NORAMCO
TERAMED, INC.

EXHIBIT C

INDIVIDUALS WITH ACCOUNTS SUBJECT TO
QUALIFIED JOINT AND SURVIVOR ANNUITY REQUIREMENTS
Former participants in the Neutrogena Corporation Pension Retirement Plan with subaccounts subject to the qualified joint and survivor provisions.

NAME	SOCIAL SECURITY NUMBER

T. Ferrari
M. Papillon
A. Johnson
C. Gele
W. Johnson
W. Brasfield
D. Hegle
D. Viscarra
D. McGhee
T. Walker
S. Luben
E. Villasenor
K. Otto

E. Avilla
J. Papillon
E. Kaw
W. Rhodes
M. Yoshimoto
A. Valdez
B. Wills-Hami
J. Goris
R. Garcia
J. Brucculeiri
P. Fletcher
J. Gomez

EXHIBIT D

PLAN MERGERS AND ASSET TRANSFERS
Terms defined in this Exhibit D shall have the meaning ascribed to them under the applicable Merged Plan if the context so indicates.
A.    Merger of Neutrogena 401(k) Profit Sharing Plan. Effective April 2, 1996, the Neutrogena Corporation 401(k) Profit Sharing Plan (the “Merged Plan”) was merged into this Plan. Such merger was made in accordance with Code Section 414(l). The amounts which were transferred into this Plan (“Transferred Amounts”) thereafter have been held in the trust subject to the provisions of this Plan.
(1)    Accounting for Transferred Amounts. Transferred Amounts were credited to the account under this Plan which most nearly corresponded to the account under the Merged Plan from which such amounts were transferred.
(2)    Vesting in Transferred Amounts. Members became vested in their Transferred Amounts as of April 2, 1996. Any forfeitures which arose under the Merged Plan after December 31, 1995 and prior to April 2, 1996 shall first be used to reinstate forfeitures under the Merged Plan pursuant to Section 8.5 of said plan, and the balance shall be used to reduce Employer Matching Contributions under this Plan. If a participant under the Merged Plan is reemployed by an Associated Employer prior to having five consecutive “breaks in service” as defined in Section 8.5(b) of the Merged Plan, any portion of his account which was forfeited by reason of his prior termination of employment shall be restored to his account in accordance with Section 8.5(b) of the Merged Plan.
(3)    Investment of Transferred Amounts. The Transferred Amounts were invested in one or more of the Funds then offered for investment under the Plan, as elected by the Member. In the event the Member failed to make an election as to which fund or funds the Transferred Amounts are to be invested in, such Transferred Amounts have been invested in the Plan’s default investment fund, which as of January 1, 2007 is the Balanced Fund.
(4)    Distribution and Withdrawal of Transferred Amounts. The Plan shall govern the distribution and withdrawal of Transferred Amounts; provided, however, that except as otherwise provided in Section 9.04 of the Plan, (i) all Transferred Amounts shall be subject to withdrawal upon the Member’s attaining 59-1/2 as permitted under Section 10.03(e) of the Merged Plan, and (ii) any other withdrawal or distribution rights under the Merged Plan which are protected under Code Section 410(d)(6) shall be preserved under this Plan. In the case of those former Members in the Merged Plan whose Account includes amounts attributable to the Neutrogena Corporation Pension Retirement Plan (i.e., those whose names appear on Exhibit C), the Member’s Account shall be divided into two portions: until March 31, 2000, Portion A shall consist of the portion of their Account Balance (other than the portion consisting of After-Tax Contributions and earnings thereon) determined as of June 30, 1997 (including subsequent earnings thereon); effective March 30, 2000, such portion shall consist of 25 percent of the portion of the Member’s Account Balance (other than the portion consisting of After-Tax Contributions and earnings thereon and Pre-Tax Contributions and earnings thereon) under the Plan determined as of June 30, 1997 and subsequent earnings thereon; and Portion B shall consist of the remaining portion of the Account Balance and subsequent earnings thereon. Portion A of the Account shall be subject to the limitation of Section 10.04 of the Plan.
The following special rules shall apply to those Members listed on Exhibit C and to any other Member whose Account includes amounts attributable to the Neutrogena Corporation Employees 401(k) Pension Plan but not the Neutrogena Corporation Pension Retirement Plan.
(5)    Retirement, Separation or Disability:
(a)    Unmarried Members. Unless the Member elects otherwise within the 180‑day period preceding the date on which benefit payments are to commence, payment to a Member who is not married on the date benefit payments commence shall be in the form of a monthly annuity for the life of such Member which is the amount of benefit which can be purchased with the Member’s Account Balance. Notwithstanding the foregoing, if the Member’s entire Account Balance does not exceed $5,000 (not including the value of Rollover Contributions) as of the Valuation Date coincident with or next following his Severance from Service Date or Disability, the entire Account Balance shall be distributed in a lump sum. A Member who is not married on the date benefit payments commence may elect within the 180‑day period preceding the date on which benefit payments commence to waive the life annuity option and to receive the Account Balance in any form permitted under Article X of the Plan, or in the form of a monthly annuity for the life of such Member with a survivor annuity payable after the death of the Member for the life of his designated beneficiary which is equal to 100%, 75% or 50% of the monthly annuity payable to the Member.
(b)    Married Members. Unless the Member elects otherwise pursuant to a qualified election within the 180‑day period preceding the date on which benefit payments commence, the Account Balance of a Member who is married on the date benefit payments commence shall be paid in the form of an annuity for the life of the Member with a survivor annuity payable after the death of the Member for the life of his Surviving Spouse which is equal to 50% of the amount of the annuity payable during the joint lives of the Member and his spouse and which is the amount of benefit which can be purchased with the Member’s Account Balance. Notwithstanding the foregoing, if the Member’s entire Account Balance does not exceed $5,000 (not including the value of Rollover Contributions) as of the Valuation Date coincident with or next following his Severance from Service Date or Disability, the entire Account Balance shall be distributed in a lump sum. If the Member elects, and the Member’s Surviving Spouse consents thereto, pursuant to a qualified election within the 180 day period ending on the date benefit payments are to commence, the Account Balance of a married Member may be paid in any form permitted under Article X of the Plan, in the form of a monthly annuity for the life of the Member, or in the form of a monthly annuity for the life of such Member with a survivor annuity payable after the death of the Member for the life of his designated beneficiary which is equal to 100%, 75% or 50% of the monthly annuity payable to the Member.

(6)    Death.
(a)    Unmarried Members. Upon the death of an unmarried Member, payment shall be made to the Member’s Beneficiary in an amount equal to the Account Balance in one lump sum as soon as practicable after the valuation date coincident with or next following the Member’s death or, if the Beneficiary so elects, in the form of a monthly annuity for the life of such Beneficiary which is the amount of benefit which can be purchased with the Member’s Portion A Account.
(b)    Married Members. Unless the Member elects otherwise within the period beginning on the first day of the Plan Year in which the Member attains age 35 or, if earlier, the date of the Member’s Separation from Service, and ending on the date of the Member’s death, pursuant to a qualified election, in the case of a Member who is married on the date of his death, payment shall be made to the Surviving Spouse of such Member in the form of a monthly annuity for the life of such spouse which is the amount of benefit which can be purchased with the Member’s Account Balance. Notwithstanding the foregoing, if the Member’s Account Balance does not exceed $5,000 (not including Rollover Contributions) as of the valuation date immediately following his death, his Account Balance shall be paid to his Surviving Spouse in a lump sum payment as soon as practicable after such date. If the Surviving Spouse so elects prior to the purchase of the annuity contract, the Account Balance of the deceased Member shall be paid to the Surviving Spouse in a lump sum.
(7)    Election and Notice Requirements.
(a)    Election Requirements. An election by a married Member to waive the qualified joint and survivor annuity or the qualified preretirement survivor annuity must be in writing and must be consented to by the Member’s Spouse. The Spouse’s consent to a waiver must be witnessed by a member of the Pension and Benefits Committee, as Plan representative, or by a notary public. Notwithstanding this consent requirement, if the Member establishes to the satisfaction of such Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed a qualified election. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent or, in the event of a deemed qualified election, the designated Spouse. Additionally, a revocation of a prior waiver may be made by a Member without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited.
(b)    Notice Requirements.
(i)    In the case of a qualified joint and survivor annuity, the Pension and Benefits Committee shall provide each Member no less than 30 days and no more than 180 days prior to the commencement of benefits a written explanation of: (A) the terms and conditions of a qualified joint and survivor annuity; (B) a general description of the material features of each optional form of benefit available under the Plan and the relative value of each such option; (C) the Member’s right to make, and the effect of, an election to waive the qualified joint and survivor annuity form of benefit; (D) the rights of a Member’s Spouse; (E) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity; and F), effective January 1, 2007, the Member’s right to defer receipt of a distribution and the consequences of a failure to defer such receipt. Notwithstanding anything herein to the contrary, a Member may elect to receive his benefit before the 30 day period described herein, but only if the Member receives information clearly indicating that the Member has the right to at least 30 days to make his decision and the payment of the Member’s benefit is not made or does not commence until the end of the 7 day period beginning on the day after the information described in this subparagraph is provided. The Member may revoke his election at least until the annuity starting date, or if later, at any time before the end of the seven day period that begins the day after the information described in this subparagraph is provided. In general, the information required hereunder shall be provided before the annuity starting date. However, the information required hereunder may be provided after the annuity starting date, but only if the payment of the Member’s benefit is not made or does not commence until 30 days after the information required hereunder is provided subject to an election by the Member to waive this 30 day period as described above.
(ii)    In the case of a qualified preretirement survivor annuity, the Pension and Benefits Committee shall provide each Member with a written explanation in nontechnical language which describes (A) the terms and conditions of the pre-retirement survivor annuity, including an explanation of the relative financial effect on the Member’s benefit of an election to waive the qualified preretirement survivor annuity and elect a Beneficiary other than his Spouse, (B) the Member’s right to make, and the effect of, an election to waive the qualified preretirement survivor annuity and elect a Beneficiary other than his Spouse, (C) the rights of the Member’s Spouse, and (D) the right to make, and the effect of, a revocation of such an election. The Pension and Benefits Committee shall furnish the written explanation of the qualified preretirement survivor annuity to each Member before the first anniversary of the date he becomes a Member, or, if later, within the three-year period immediately preceding the first day of the Plan Year in which the Member would attain age 35. If a Member’s service is terminated before he attains age 35, or before he has received the written explanation, he shall be furnished with the written explanation before the first anniversary of the date he terminated service, The written explanation described above shall be furnished to a Member even though he is not married.
(8)    Purchase of Annuity Contract. Any benefit payable under this Plan in the form of an annuity will be paid through an annuity contract purchased from an insurance company licensed to do business in New Jersey. The amount of benefit payable under such contract will be determined on the basis of the annuity purchase rates which are in effect at the time such contract is purchased and the value of the Member’s Account Balance at such time.
B.    Merger of Menlo Care 401(k) Retirement Plan. Effective October 1, 1997, the Menlo Care 401(k) Retirement Plan (the “Merged Plan”) was merged into this Plan. Such merger was made in accordance with Code Section 414(1). The amounts which were transferred into this Plan (“Transferred Amounts”) thereafter have been held in the trust subject to the provisions of this Plan.
(1)    Accounting for Transferred Amounts. Transferred Amounts shall be credited to the Member’s Pre-Tax Contributions Account.

(2)    Vesting in Transferred Amounts. Members remained fully vested in their Transferred Amounts.
(3)    Investment of Transferred Amounts. The Transferred Amounts were invested in one or more of the funds then offered for investment under the Plan, as elected by the Member.
(4)    Distribution and Withdrawal of Transferred Amounts. The Plan shall govern the distribution and withdrawal of Transferred Amounts, provided that all Transferred Amounts shall be subject to withdrawal upon the Member’s attaining age 59-1/2.
C.    Merger of Ultracision, Inc., 401(k) Savings and Retirement Plan. Effective July 1, 1998, the Ultracision, Inc. 401(k) Savings and Retirement Plan (the “Merged Plan”) was merged into this Plan. Such merger was made in accordance with Code Section 414(1). The amounts which were transferred into this Plan (“Transferred Amounts”) thereafter have been held in the trust subject to the provisions of this Plan.
(1)    Accounting for Transferred Amounts. Transferred Amounts were credited to the account under this Plan which most nearly corresponded to the account under the Merged Plan from which such amounts were transferred.
(2)    Vesting in Transferred Amounts. Members remained fully vested in their Transferred Amounts.
(3)    Investment of Transferred Amounts. The Transferred Amounts were invested in one or more of the funds then offered for investment under the Plan, as elected by the Member. In the event the Member failed to make an election as to which fund or funds the Transferred Amounts are to be invested in, such Transferred Amounts have been invested in the Plan’s default investment fund, which as of January 1, 2007 is the Balanced Fund.
(4)    Distribution and Withdrawal of Transferred Amounts. The Plan shall govern the distribution and withdrawal of Transferred Amounts; provided, however, that (i) all Transferred Amounts shall be subject to withdrawal upon the Member’s attaining age 59-1/2 and (ii) any other withdrawal or distribution rights under the Merged Plan which are protected under Code Section 410(d)(6) shall be preserved under this Plan until the earlier of January 1, 2003 or 180 days after the date on which the Member is advised by the Pension and Benefits Committee of the elimination of such distribution or withdrawal rights provided, however, that benefits which commence before the earlier of the dates set forth above shall be continued.
D.    Merger of Cordis Corporation Tax-Sheltered Investment Plan. Effective April 1, 1997, the Cordis Corporation Tax-Sheltered Investment Plan (the “Merged Plan”) was merged into this Plan. Such merger was made in accordance with Code Section 414(1). The amounts which were transferred into this Plan (“Transferred Amounts”) were henceforth held in the trust subject to the provisions of this Plan.

(1)    Accounting for Transferred Amounts. Transferred Amounts were credited to the Account under this Plan which most nearly corresponded to the account under the Merged Plan from which such amounts were transferred.
(2)    Vesting in Transferred Amounts. Members remained fully vested in their Transferred Amounts.
(3)    Investment of Transferred Amounts. The Transferred Amounts shall be invested in one or more of the Funds then offered for investment under the Plan, as elected by the Member. In the event the Member failed to make an election as to which fund or funds the Transferred Amounts are to be invested in, such Transferred Amounts have been invested in the Plan’s default investment fund, which as of January 1, 2007 is the Balanced Fund.
(4)    Distribution and Withdrawal of Transferred Amounts. The Plan shall govern the distribution and withdrawal of Transferred Amounts, provided that (i) all Transferred Amounts shall be subject to withdrawal upon the Member’s attaining age 59-1/2, and (ii) all after-tax contributions and rollover contributions made under the Merged Plan may be withdrawn at any time.
E.    Merger of Nitinol Devices & Components, Inc. 401(k) Plan. Effective July 3, 2000, the Nitinol Devices & Components, Inc. 401(k) Plan (the “Merged Plan”) was merged into this Plan. Such merger was made in accordance with Code Section 414(1). Any amounts which were transferred into this Plan (“Transferred Amounts”) thereafter have been held in the trust subject to the provisions of this Plan.
(1)    Accounting for Transferred Amounts. Transferred Amounts were credited to the account under this Plan which most nearly corresponds to the account under the Merged Plan from which such amounts were transferred.
(2)    Vesting in Transferred Amounts. Members who completed one or more Hours of Service on or after April 1, 1997 became fully vested in their account under the Merged Plan. Any other Member became fully vested on July 3, 2000 in his account under the Merged Plan. Any amounts forfeited under the Merged Plan after April 1, 1997 were used to reduce Employer Matching Contributions to the Plan. Any person who received a distribution of the vested portion of his account balance from the Merged Plan or a distribution of the vested portion of the Transferred Amounts, who as a result of such distribution incurred a forfeiture of the non-vested portion of his account balance, and who is employed by an Associated Employer prior to incurring five (5) consecutive “one-year breaks in service,” as such term was defined in the Merged Plan on the merger date, shall have the right to have the forfeited amounts (unadjusted by any subsequent gains or losses after the date of the forfeiture) reinstated to his Account Balance if such person repays the amount of the prior distribution to the Plan before the fifth (5th) anniversary of his date of employment by an Associated Employer. The Employer shall pay over to the Trustee the amount required to reinstate the forfeited amounts.
(3)    Investment of Transferred Amounts. The Transferred Amounts were invested in one or more of the Funds then offered for investment under the Plan, as elected by the Member. In the event the Member failed to make an election as to which fund or funds the

Transferred Amounts are to be invested in, such Transferred Amounts have been invested in the Plan’s default investment fund, which as of January 1, 2007 is the Balanced Fund.
(4)    Distribution and Withdrawal of Transferred Amounts. The Plan shall govern the distribution and withdrawal of Transferred Amounts; provided, however, that (i) all Transferred Amounts shall be subject to withdrawal upon the later of the Member’s attaining age 59-1/2 or becoming 100% vested and (ii) all after-tax contributions and rollover contributions made under the Merged Plan may be withdrawn at any time.
F.    Merger of Mitek Employees Retirement Plan. Effective July 3, 2000, the Mitek Employees Retirement Plan (the “Merged Plan”) was merged into this Plan. Such merger was made in accordance with Code Section 414(1). Any amounts which were transferred into this Plan (“Transferred Amounts”) thereafter have been held in the trust subject to the provisions of this Plan.
(1)    Accounting for Transferred Amounts. Transferred Amounts were credited to the Account under this Plan which most nearly corresponded to the account under the Merged Plan from which such amounts were transferred.
(2)    Vesting in Transferred Amounts. Members who completed one or more Hours of Service on or after June 1, 1995 became fully vested in their account under the Merged Plan. Any other Member became fully vested on July 3, 2000 in his account under the Merged Plan. Any amounts forfeited under the Merged Plan after June 1, 1995 were used to reduce Employer Matching Contributions to the Plan. Any person who received a distribution of the vested portion of his account balance from the Merged Plan or a distribution of the vested portion of the Transferred Amounts, who as a result of such distribution incurred a forfeiture of the non-vested portion of his account balance, and who is employed by an Associated Employer prior to incurring five (5) consecutive “vesting breaks,” as such term was defined in the Merged Plan on the merger date, shall have the right to have the forfeited amounts (unadjusted by any subsequent gains or losses after the date of the forfeiture) reinstated to his Account Balance if such person repays the amount of the prior distribution to the Plan before the fifth (5th) anniversary of his date of employment by an Associated Employer. The Employer shall pay over to the Trustee the amount required to reinstate the forfeited amounts.
(3)    Investment of Transferred Amounts. The Transferred Amounts were invested in one or more of the Funds then offered for investment under the Plan, as elected by the Member. In the event the Member failed to make an election as to which fund or funds the Transferred Amounts are to be invested in, such Transferred Amounts have been invested in the Plan’s default investment fund, which as of January 1, 2007 is the Balanced Fund.
(4)    Distribution and Withdrawal of Transferred Amounts. The Plan shall govern the distribution and withdrawal of Transferred Amounts, provided that all Transferred Amounts shall be subject to withdrawal upon the later of the Member’s attaining age 59-1/2 or becoming 100% vested. In addition, any Member who becomes eligible for a distribution before the earlier of January 1, 2003 or 180 days after the date on which the Member is advised by the Pension and Benefits Committee of the elimination of the annuity options under Article VI of the Merged Plan, shall be eligible to receive a distribution in accordance with any of the distribution options under Article VI of the Merged Plan; provided, however, benefits commence in accordance with such annuity option before the earlier of the dates set forth above.
G.    Merger of AcroMed Corporation Profit-Sharing Plan. Effective July 3, 2000, the AcroMed Corporation Profit-Sharing Plan (the “Merged Plan”) was merged into this Plan. Such merger was made in accordance with Code Section 414(1). Any amounts which are transferred into this Plan (“Transferred Amounts”) thereafter have been held in the trust subject to the provisions of this Plan.
(1)    Accounting for Transferred Amounts. Transferred Amounts were credited to the account under this Plan which most nearly corresponds to the account under the Merged Plan from which such amounts were transferred.
(2)    Vesting in Transferred Amounts. Members who complete one or more Hours of Service on or after January 1, 2000 became fully vested in their account under the Merged Plan. Any other Member became fully vested on July 3, 2000 in his account under the Merged Plan. Any amounts forfeited under the Merged Plan after January 1, 2000 were used to reduce Employer Matching Contributions to the Plan. Any person who received a distribution of the vested portion of his account balance from the Merged Plan or a distribution of the vested portion of the Transferred Amounts, who as a result of such distribution incurred a forfeiture of the non-vested portion of his account balance, and who is employed by an Associated Employer prior to incurring five (5) consecutive “one-year breaks in service,” as such term was defined in the Merged Plan on the merger date, shall have the right to have the forfeited amounts (unadjusted by any subsequent gains or losses after the date of the forfeiture) reinstated to his Account Balance if such person repays the amount of the prior distribution to the Plan before the fifth (5th) anniversary of his date of employment by an Associated Employer. The Employer shall pay over to the Trustee the amount required to reinstate the forfeited amounts.
(3)    Investment of Transferred Amounts. The Transferred Amounts were invested in one or more of the Funds then offered for investment under the Plan, as elected by the Member. In the event the Member failed to make an election as to which fund or funds the Transferred Amounts are to be invested in, such Transferred Amounts have been invested in the Plan’s default investment fund, which as of January 1, 2007 is the Balanced Fund.
(4)    Distribution and Withdrawal of Transferred Amounts. The Plan shall govern the distribution and withdrawal of Transferred Amounts; provided, however, that all Transferred Amounts shall be subject to withdrawal upon the Member’s attaining age 65. In addition, any Member who becomes eligible for a distribution before the earlier of January 1, 2003 or 180-days after the date on which the Member is advised by the Pension and Benefits Committee of the elimination of the annuity options under Sections 6.05 and 6.06 of the Merged Plan shall be eligible to receive a distribution in accordance with any of the distribution options under Sections 6.05 and 6.06 of the Merged Plan; provided, however, benefits commence in accordance with such annuity option before the earlier of the dates set forth above.
H.    Merger of Innovasive Devices, Inc. 401(k) Savings Plan. Effective February 26, 2002, the Innovasive Devices, Inc. 401(k) Savings Plan (the “Merged Plan”) was merged into this Plan. Such merger was made in accordance with Code Section 414(1). Any amounts which are transferred into this Plan (“Transferred Amounts”) thereafter have been held in the trust subject to the provisions of this Plan.
(1)    Accounting for Transferred Amounts. Transferred Amounts were credited to the account under this Plan which most nearly corresponded to the account under the Merged Plan from which such amounts were transferred.
(2)    Vesting in Transferred Amounts. Members who completed one or more Hours of Service on or after April 1, 2000 became fully vested in their account under the Merged Plan. Any other Member became fully vested on February 26, 2002 in his account under the Merged Plan. Any amounts forfeited under the Merged Plan after April 1, 2000 were used to reduce Employer Matching Contributions to the Plan. Any person who received a distribution of the vested portion of his account balance from the Merged Plan or a distribution of the vested portion of the Transferred Amounts, who as a result of such distribution incurred a forfeiture of the non-vested portion of his account balance, and who is employed by an Associated Employer prior to incurring five (5) consecutive “one-year breaks in service,” as such term was defined in the Merged Plan on the merger date, shall have the right to have the forfeited amounts (unadjusted by any subsequent gains or losses after the date of the forfeiture) reinstated to his Account Balance if such person repays the amount of the prior distribution to the Plan before the fifth (5th) anniversary of his date of employment by an Associated Employer. The Employer shall pay over to the Trustee the amount required to reinstate the forfeited amounts.
(3)    Investment of Transferred Amounts. The Transferred Amounts were invested in one or more of the Funds then offered for investment under the Plan which were most similar to the investment funds in which the Transferred Amounts were held under the Merged Plan.
(4)    Distribution and Withdrawal of Transferred Amounts. The requirements of the Plan shall govern the distribution and withdrawal of Transferred Amounts; provided, however, that all Transferred Amounts shall be subject to withdrawal upon the Member’s attaining age 65.
I.    Merger of Centocor Qualified Savings and Retirement Plan. Effective October 15, 2001, the Centocor Qualified Savings and Retirement Plan (the “Merged Plan”) was merged into this Plan. Such merger was made in accordance with Code Section 414(1). Any amounts which were transferred into this Plan (“Transferred Amounts”) thereafter have been held in the trust subject to the provisions of this Plan.
(1)    Accounting for Transferred Amounts. Transferred Amounts were credited to the account under this Plan which most nearly corresponded to the account under the Merged Plan from which such amounts were transferred.
(2)    Vesting in Transferred Amounts. Members who complete one or more Hours of Service on or after January 1, 2001 became fully vested in their account under the Merged Plan. Any other Member became fully vested on October 15, 2001 in his account under the Merged Plan. Any amounts forfeited under the Merged Plan after January 1, 2001, were used to pay expenses of administering the Plan or to reduce Employer Matching Contributions to the Plan. Any person who received a distribution of the vested portion of his account balance from the Merged Plan or a distribution of the vested portion of the Transferred Amounts, who as a result of such distribution incurred a forfeiture of the non-vested portion of his account balance, and who is employed by an Associated Employer prior to incurring five (5) consecutive “one-year periods of severance,” as such term was defined in the Merged Plan on the merger date, shall have the right to have the forfeited amounts (unadjusted by any subsequent gains or losses after the date of the forfeiture) reinstated to his Account Balance if such person repays the amount of the prior distribution to the Plan. In addition, any person who incurred a forfeiture under Section 8.7 of the Merged Plan and who is employed by an Associated Employer prior to incurring five (5) consecutive “one-year periods of severance” shall have the forfeited amounts (unadjusted by any subsequent gains or losses after the date of the forfeiture) reinstated to his Account Balance. The Employer shall pay over to the Trustee the amount required to reinstate the forfeited amounts.
(3)    Investment of Transferred Amounts. The Transferred Amounts were invested in the Funds then offered for investment under the Plan which were most similar to the investment funds in which the Transferred Amounts were held under the Merged Plan.
(4)    Distribution and Withdrawal of Transferred Amounts. The Plan shall govern the distribution and withdrawal of Transferred Amounts.
J.    Merger of Horizon Health Services Employee Savings & Retirement Plan. Effective December 3, 2001, the Horizon Health Services Employee Savings & Retirement Plan (the “Merged Plan”) was merged into this Plan. Such merger was made in accordance with Code Section 414(1). Any amounts which were transferred into this Plan (“Transferred Amounts”) thereafter have been held in the trust subject to the provisions of this Plan.
(1)    Accounting for Transferred Amounts. Transferred Amounts were credited to the account under this Plan which most nearly corresponded to the account under the Merged Plan from which such amounts were transferred.
(2)    Vesting in Transferred Amounts. Members who completed one or more Hours of Service on or after April 1, 1999 became fully vested in their account under the Merged Plan. Any other Member became fully vested on December 3, 2001 in his account under the Merged Plan. Any amounts forfeited under the Merged Plan after April 1, 1999 were used to reduce Employer Matching Contributions to the Plan. Any person who received a distribution of the vested portion of his account balance from the Merged Plan or a distribution of the vested portion of the Transferred Amounts, who as a result of such distribution incurred a forfeiture of the non-vested portion of his account balance, and who is employed by an Associated Employer prior to incurring five (5) consecutive “one-year breaks in service,” as such term was defined in the Merged Plan on the merger date, shall have the right to have the forfeited amounts (unadjusted by any subsequent gains or losses after the date of the forfeiture) reinstated to his Account Balance if such person repays the amount of the prior distribution to the Plan before the fifth (5th) anniversary of his date of employment by an Associated Employer. The Employer shall pay over to the Trustee the amount required to reinstate the forfeited amounts.

(3)    Investment of Transferred Amounts. The Transferred Amounts were invested in the Funds then offered for investment under the Plan which were most similar to the investment funds in which the Transferred Amounts were held under the Merged Plan.
(4)    Distribution and Withdrawal of Transferred Amounts. The Plan shall govern the distribution and withdrawal of Transferred Amounts; provided, however, that (i) all Transferred Amounts shall be subject to withdrawal upon the later of the Member’s attaining age 59-1/2 or becoming 100% vested, and (ii) all after-tax contributions and rollover contributions made under the Merged Plan may be withdrawn at any time.
K.    Merger of Indigo Medical, Incorporated 401(k) Plan. Effective December 28, 2001, the Indigo Medical, Incorporated 401(k) Plan (the “Merged Plan”) was merged into this Plan. Such merger was made in accordance with Code Section 414(1). Any amounts which were transferred into this Plan (“Transferred Amounts”) thereafter have been held in the trust subject to the provisions of this Plan.
(1)    Accounting for Transferred Amounts. Transferred Amounts were credited to the account under this Plan which most nearly corresponded to the account under the Merged Plan from which such amounts were transferred.
(2)    Vesting in Transferred Amounts. Members remained fully vested in their Transferred Amounts.
(3)    Investment of Transferred Amounts. The Transferred Amounts were invested in the Funds then offered for investment under the Plan which were most similar to the investment funds in which the Transferred Amounts were held under the Merged Plan.
(4)    Distribution and Withdrawal of Transferred Amounts. The requirements of Articles VIII, IX, X and XI of the Plan shall govern the distribution and withdrawal of Transferred Amounts, provided that all Transferred Amounts shall be subject to withdrawal upon the Member’s attaining age 65.
L.    Merger of DePuy Cash Accumulation Plan. Effective February 22, 2002, the DePuy Cash Accumulation Plan (the “Merged Plan”) was merged into this Plan. Such merger was made in accordance with Code Section 414(1). Any amounts which were transferred into this Plan (“Transferred Amounts”) thereafter have been held in the trust subject to the provisions of this Plan.
(1)    Accounting for Transferred Amounts. Transferred Amounts were credited to the account under this Plan which most nearly corresponded to the account under the Merged Plan from which such amounts were transferred.
(2)    Vesting in Transferred Amounts. Members who completed one or more Hours of Service on or after January 1, 2000 became fully vested in their account under the Merged Plan. Any other Member shall become fully vested on February 22, 2002 in his account under the Merged Plan. Any amounts forfeited under the Merged Plan after January 1, 2000 were used to reduce Employer Matching Contributions to the Plan. Any person who received a distribution of the vested portion of his account balance from the Merged Plan or a distribution of the vested portion of the Transferred Amounts, who as a result of such distribution incurred a forfeiture of the non-vested portion of his account balance, and who is employed by an Associated Employer prior to incurring five (5) consecutive “one-year breaks in service,” as such term was defined in the Merged Plan on the merger date, shall have the right to have the forfeited amounts (unadjusted by any subsequent gains or losses after the date of the forfeiture) reinstated to his Account Balance if such person repays the amount of the prior distribution to the Plan before the fifth (5th) anniversary of his date of employment by an Associated Employer. In addition, any person who incurred a “conditional forfeiture” under Section 6.03(a) of the Merged Plan upon incurring a “one-year break in service” and who is employed by an Associated Employer prior to incurring five (5) consecutive “one-year breaks in service,” shall have the forfeited amounts reinstated to his Account Balance. The Employer shall pay over to the Trustee the amount required to reinstate the forfeited amounts.
(3)    Investment of Transferred Amounts. The Transferred Amounts were invested in the Funds then offered for investment under the Plan which were most similar to the investment funds in which the Transferred Amounts were held under the Merged Plan.
(4)    Distribution and Withdrawal of Transferred Amounts. The requirements of the Plan shall govern the distribution and withdrawal of Transferred Amounts; provided, however, that (i) all or any part of the Transferred Amounts shall be subject to withdrawal upon the later of the Member’s attaining age 59-1/2 or becoming 100% vested (but not more often than once in any Plan Year), and (ii) all or any part of the after-tax contributions made under the Merged Plan may be withdrawn at any time (but not more than once in any Plan Year). No more than two withdrawals may be made by a Member under (i) and (ii) above prior to age 65. In addition, any Member who becomes eligible for a distribution before the earlier of January 1, 2004 or 180 days after the date on which the Member is advised by the Pension and Benefits Committee of the elimination of the distribution options under Sections 6.05 of the Merged Plan shall be eligible to receive a distribution in accordance with any of the distribution options under Section 6.05 of the Merged Plan which is incorporated herein by reference; provided, however, benefits commence in accordance with such option before the earlier of the dates set forth above.
M.    Merger of Innotech 401(k) Plan. Effective October 1, 1999, the Innotech 401(k) Plan (the “Merged Plan”) was merged into this Plan. Such merger was made in accordance with Code Section 414(1). Any amounts which are transferred into this Plan (“Transferred Amounts”) shall be henceforth held in the trust subject to the provisions of this Plan.
(1)    Accounting for Transferred Amounts. Transferred Amounts were credited to the account under this Plan which most nearly corresponded to the account under the Merged Plan from which such amounts were transferred.
(2)    Vesting in Transferred Amounts. Members who complete one or more Hours of Service on or after January 1, 1998 became fully vested in their account under the Merged Plan. Any other Member became fully vested on October 1, 1999 in his account under the Merged Plan. Any amounts forfeited under the Merged Plan after January 1, 1998 were used to reduce Employer Matching Contributions to the Plan. Any person who received a distribution of the vested portion of his account balance from the Merged Plan or a distribution of the vested portion of the Transferred Amounts, who as a result of such distribution incurred a forfeiture of the non-vested portion of his account balance, and who is employed by an Associated Employer prior to incurring five (5) consecutive “one-year breaks in service,” as such term was defined in the Merged Plan on the merger date, shall have the right to have the forfeited amounts (unadjusted by any subsequent gains or losses after the date of the forfeiture) reinstated to his Account Balance if such person repays the amount of the prior distribution to the Plan before the fifth (5th) anniversary of his date of employment by an Associated Employer. The Employer shall pay over to the Trustee the amount required to reinstate the forfeited amounts.
(3)    Investment of Transferred Amounts. The Transferred Amounts were invested in one or more of the Funds then offered for investment under the Plan, as elected by the Member. In the event the Member failed to make an election as to which fund or funds the Transferred Amounts are to be invested in, such Transferred Amounts have been invested in the Plan’s default investment fund, which as of January 1, 2007 is the Balanced Fund.
(4)    Distribution and Withdrawal of Transferred Amounts. The requirements of the Plan shall govern the distribution and withdrawal of Transferred Amounts; provided, however, that all Transferred Amounts shall be subject to withdrawal upon the later of the Member’s attaining age 65.
N.    Merger of Biopsys Medical, Inc. Plan. Effective August 1, 2000, the Biopsys Medical, Inc. Plan (the “Merged Plan”) was merged into this Plan. Such merger was made in accordance with Code Section 414(1). Any amounts which were transferred into this Plan (“Transferred Amounts”) thereafter have been held in the trust subject to the provisions of this Plan.
(1)    Accounting for Transferred Amounts. Transferred Amounts were credited to the account under this Plan which most nearly corresponded to the account under the Merged Plan from which such amounts were transferred.
(2)    Vesting in Transferred Amounts. Members remained fully vested in their Transferred Amounts.
(3)    Investment of Transferred Amounts. The Transferred Amounts were invested in one or more of the Funds then offered for investment under the Plan, as elected by the Member. In the event the Member failed to make an election as to which fund or funds the Transferred Amounts are to be invested in, such Transferred Amounts have been invested in the Plan’s default investment fund, which as of January 1, 2007 is the Balanced Fund.
(4)    Distribution and Withdrawal of Transferred Amounts. The requirements of the Plan shall govern the distribution and withdrawal of Transferred Amounts.
O.    Merger of McFaul & Lyons, Inc. 401(k) Profit Sharing Plan. Effective April 1, 2000, the McFaul & Lyons, Inc. 401(k) Profit Sharing Plan (the “Merged Plan”) was merged into this Plan. Such merger was made in accordance with Code Section 414(1). Any amounts which were transferred into this Plan (“Transferred Amounts”) thereafter have been held in the trust subject to the provisions of this Plan.

(1)    Accounting for Transferred Amounts. Transferred Amounts were credited to the account under this Plan which most nearly corresponded to the account under the Merged Plan from which such amounts were transferred.
(2)    Vesting in Transferred Amounts. Members who completed one or more Hours of Service on or after January 1, 1998 became fully vested in their account under the Merged Plan. Any other Member became fully vested on April 1, 2000 in his account under the Merged Plan. Any amounts forfeited under the Merged Plan after January 1, 1998 were used to reduce Employer Matching Contributions to the Plan. Any person who received a distribution of the vested portion of his account balance from the Merged Plan or a distribution of the vested portion of the Transferred Amounts, who as a result of such distribution incurred a forfeiture of the non-vested portion of his account balance, and who is employed by an Associated Employer prior to incurring five (5) consecutive “one-year breaks in service,” as such term was defined in the Merged Plan on the merger date, shall have the right to have the forfeited amounts (unadjusted by any subsequent gains or losses after the date of the forfeiture) reinstated to his Account Balance if such person repays the amount of the prior distribution to the Plan before the fifth (5th) anniversary of his date of employment by an Associated Employer. The Employer shall pay over to the Trustee the amount required to reinstate the forfeited amounts.
(3)    Investment of Transferred Amounts. The Transferred Amounts were invested in one or more of the Funds then offered for investment under the Plan, as elected by the Member. In the event the Member failed to make an election as to which fund or funds the Transferred Amounts are to be invested in, such Transferred Amounts have been invested in the Plan’s default investment fund, which as of January 1, 2007 is the Balanced Fund.
(4)    Distribution and Withdrawal of Transferred Amounts. The requirements of the Plan shall govern the distribution and withdrawal of Transferred Amounts; provided, however, that all Transferred Amounts shall be subject to withdrawal upon the later of the Member’s attaining age 59-1/2 or becoming 100% vested.